Exhibit 99.1

Supplemental Financial Information

First Quarter 2014

Unaudited

Exhibit 99.1

Overview

First Quarter 2014

Press Release 1

Highlights

Company Profile 4

Company Performance 5

Operating Performance 6

Guidance 7

Financial Information

Consolidated Balance Sheets 8

Pro-rata Balance Sheet Information 9

Consolidated Statements of Operations 10

Reconciliation of Net Earnings (Loss) to FFO 11

Pro-rata Operating Information and Reconciliation to FFO 12

EBITDA Reconciliation 13

Investment Management

Summary and Financial Highlights 14

Operating and Balance Sheet Information 15

Operations Overview

Operating Metrics 16

Operating Portfolio 18

Customer Information 21

Capital Deployment

Overview 22

Value Creation from Development Stabilization 23

Development Starts 24

Development Portfolio 25

Third Party Building Acquisitions 26

Dispositions and Contributions 27

Land Portfolio 28

Capitalization

Overview 30

Debt Summary 31

Debt Covenants and Other Metrics 32

Net Asset Value

Components 33

Notes and Definitions (A) 35

Prologis Park Zama 1,

Kanagawa, Japan

Olive Branch DC2,

Memphis, Tennessee

(A) Terms used throughout document are defined in the Notes and Definitions

Prologis Bretigny DC1,

Bretigny-Sur-Orge, France

Prologis © 2014

1

Copyright © 2014 Prologis

Prologis, Inc. Announces First Quarter 2014 Earnings Results
SAN FRANCISCO (April 22, 2014) – Prologis, Inc. (NYSE: PLD), the leading global owner, operator and developer of industrial real estate, today reported results for the first quarter 2014.
Core funds from operations (Core FFO) per fully diluted share was $0.43 for the first quarter compared to $0.40 for the same period in 2013.
“We started the year with excellent momentum as strong market fundamentals drove demand for our product, leading to the fifth-consecutive quarter of rent growth,” said Hamid R. Moghadam, chairman and CEO, Prologis.
“Growth in global trade, consumption and e-commerce continues to fuel customer requirements for modern, well-located logistics facilities. Investor interest is leading to further capitalization rate compression in most regions across the globe, most notably in Europe.”
OPERATING RESULTS EXCEEDED FORECAST
The company leased 33.7 million square feet (3.1 million square meters) in its combined operating and development portfolios in the first quarter. Prologis ended the quarter with 94.5 percent occupancy in its operating portfolio, up
80 basis points over the same period in 2013, and as expected, down 60 basis points from year-end.
Tenant retention in the quarter was 84.6 percent, up 660 basis points from the same period in 2013, with tenant renewals totaling 23.3 million square feet
(2.2 million square meters). GAAP rental rates on leases signed in the quarter increased 7.0 percent from prior rents compared to an increase of 2.0 percent in the same period in 2013. All divisions had positive rent change on rollover, led by the Americas at 10.4 percent.
In the first quarter, GAAP same-store net operating income (NOI) increased
3.0 percent, or 4.1 percent on an adjusted cash basis, as compared to the same period in 2013. This increase was driven by higher occupancy and increasing rental rents.
CAPITAL DEPLOYMENT INCREASED ASSETS UNDER MANAGEMENT
New investments during the first quarter, excluding contributions and dispositions, totaled $542.7 million ($303.6 million Prologis’ share).
Acquisitions
The company acquired $370.5 million ($163.1 million Prologis’ share) of buildings, principally in Europe. The stabilized capitalization rate on building acquisitions was 7.0 percent.
Development Starts & Pipeline
During the quarter, Prologis started $172.2 million ($140.5 million Prologis’
share) of new development projects, with an estimated weighted average yield upon stabilization of 7.7 percent and an estimated development margin of 22.2 percent.
The company stabilized $264.1 million in development projects, with an estimated development margin of 22.2 percent and $58.6 million ($50.5 million Prologis’ share) of estimated value creation.
At quarter end, Prologis' global development pipeline had a total expected investment of $2.3 billion ($1.9 billion Prologis’ share). The pipeline had an estimated weighted average yield at stabilization of 7.3 percent, an estimated development margin of 20.3 percent, and $408.8 million of estimated value creation upon stabilization.
Contributions and Dispositions
In the first quarter, Prologis completed contributions and dispositions totaling $1.2 billion ($568.3 million Prologis’ share), with a stabilized capitalization rate of 6.2 percent. This includes, as previously announced, the contribution of a $1.0 billion ($453.4 million Prologis’ share) stabilized portfolio of 66 logistics facilities totaling approximately 12.8 million square feet to Prologis U.S. Logistics Venture.

GROWTH IN INVESTMENT MANAGEMENT
Through April 22, 2014, Prologis raised $582.5 million of third-party equity for its ventures, including: $283.3 million for Prologis European Logistics
Partners; $215.6 million for Prologis European Properties Fund II; $58.6 million for Prologis Targeted Europe Logistics Fund; and $25.0 million for
Prologis Targeted U.S. Logistics Fund.
At quarter end, Prologis had $27.3 billion ($8.3 billion Prologis’ share) in combined assets under management in 15 co-investment ventures.
- Rents on rollover increased 7.0 percent; positive for the fifth-consecutive quarter -
                  - Same-store net operating income increased 3.0 percent -
     - Stabilized $264.1 million of developments with estimated margin of 22.2 percent -

Copyright © 2014 Prologis

CAPITAL MARKETS ACTIVITY STRENGTHENS FINANCIAL POSITION
During the first quarter, Prologis took the opportunity to further access the current low interest rate environment to complete approximately $1.2 billion of debt financings and refinancings, including the issuance of €700 million
($965.2 million) of Eurobonds.
Subsequent to quarter end, the company closed on the issuance of €300 million
($413.6 million) of Prologis European Properties Fund II Eurobonds.
Additionally, the company redeemed $194.2 million of U.S. senior notes and repaid $239.3 million of secured debt.
“The recent credit ratings upgrade from Standard & Poor’s to BBB+ is affirmation of our earnings trajectory, significant liquidity, and our demonstrated commitment to build one of the strongest balance sheets in the REIT sector,” said Thomas S. Olinger, chief financial officer, Prologis.
“Our euro-related financings in the first quarter enabled us to increase our
U.S. dollar net equity position to 82 percent, further minimizing foreign currency exposure.”
DIVIDEND INCREASED
As previously announced, the board of directors of Prologis approved a plan during the first quarter to raise the company's annualized dividend level by
18 percent to $1.32 per share of common stock. The dividend is expected to be declared quarterly.
NET EARNINGS
Net earnings per fully diluted share was $0.01 for the first quarter compared to net earnings per share of $0.57 for the same period in 2013. The year-over-
year decrease was primarily due to a lower level of gains on the contributions and disposition of operating properties.
GUIDANCE NARROWED FOR 2014
Prologis narrowed its full-year 2014 Core FFO guidance range to $1.76 to
$1.82 per diluted share from $1.74 to $1.82 per diluted share. The company also narrowed its guidance for net earnings to a range of $0.06 to $0.12 per diluted share.
The Core FFO and earnings guidance reflected above excludes any potential future gains (losses) recognized from real estate transactions. In reconciling from net earnings to Core FFO, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains
(losses) recognized from real estate transactions and early extinguishment of debt or redemption of preferred stock, impairment charges, deferred taxes, and unrealized gains or losses on foreign currency or derivative activity.

The difference between the company's Core FFO and net earnings guidance for 2014 predominantly relates to real estate depreciation and recognized gains or losses on real estate transactions and early extinguishment of debt.
WEBCAST & CONFERENCE CALL INFORMATION
The company will host a webcast/conference call to discuss quarterly results, current market conditions and future outlook today, April 22, at 12:00 p.m.
U.S. Eastern Time. Interested parties are encouraged to access the live webcast by clicking the microphone icon located near the top of the opening page of the Prologis Investor Relations website (http://ir.prologis.com).
Interested parties also can participate via conference call by dialing +1 877-
256-7020 (from the U.S. and Canada toll free) or +1 973-409-9692 (from all other countries) and entering conference code 48765448.
A telephonic replay will be available from April 23 through May 23 at +1 855-
859-2056 (from the U.S. and Canada) or +1 404-537-3406 (from all other countries), and entering conference code 48765448. The webcast replay will be posted when available in the "Events & Presentations" section of Investor
Relations on the Prologis website.
ABOUT PROLOGIS
Prologis, Inc., is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of March 31, 2014, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 574 million square feet (53.3 million square meters) in 21 countries. The company leases modern distribution facilities to more than 4,700 customers, including manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises.
The statements in this document that are not historical facts are forward-
looking statements within the meaning of Section 27A of the Securities Act of
1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as
amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis operates, management’s beliefs and assumptions made by management.  Such statements involve uncertainties that could significantly impact Prologis’ financial results. Words such as “expects,” “anticipates,”
“intends,” “plans,” “believes,” “seeks,” “estimates,”

Copyright © 2014 Prologis

variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of properties, disposition activity, general conditions in the geographic areas where we operate, our debt and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-
looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, dispositions and development of properties, (v) maintenance of real estate investment trust (“REIT”) status and tax structuring, (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings, (vii) risks related to our investments in our co-investment ventures and funds, including our ability to establish new co-investment ventures and funds, (viii) risks of doing business internationally, including currency risks, (ix)
environmental uncertainties, including risks of natural disasters, and (x) those additional factors discussed in reports filed with the Securities and Exchange
Commission by Prologis under the heading “Risk Factors.” Prologis undertakes no duty to update any forward-looking statements appearing in this document.
MEDIA CONTACTS
Tracy Ward, Tel: +1 415 733 9565, tward@prologis.com, San Francisco
Atle Erlingsson, Tel: +1 415 733 9495, aerlingsson@prologis.com, San
Francisco

Highlights

Company Profile

First Quarter 2014

Prologis is the leading owner, operator and developer of industrial real estate, focused on global and regional markets across the Americas, Europe and Asia. As of March 31, 2014, Prologis owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects totaling 574 million square feet (53.3 million square meters) in 21 countries. These properties are leased to more than 4,700 customers, including third-party logistics providers, transportation companies, retailers, manufacturers and other enterprises.

AMERICAS (4 countries) EUROPE (14 countries) ASIA (3 countries) TOTAL

Number of operating portfolio buildings 2,240 625 74 2,939

Operating Portfolio (msf) 359 146 31 536

Development Portfolio (msf) 15 4 9 28

Other (msf) (A) 7 2 1 10

Total (msf) 381 152 41 574

Development portfolio TEI (millions) $1,126 $440 $ 755 $2,321

Land (acres) 7,130 2,814 168 10,112

Land book value (millions) $972 $591 $ 119 $1,682

(A) Generally represents properties in which Prologis has an ownership interest but does not manage (6 msf) and other properties owned by Prologis (4 msf), which includes value added properties (3 msf).

Prologis © 2014

Highlights

Company Performance

First Quarter 2014

Three months ended March 31,

(dollars in thousands, except per share data) 2014 2013

Revenues $ 434,682 $ 490,616

Net earnings attributable to common stockholders 4,666 265,416

Core FFO 217,555 187,937

Core AFFO 171,353 141,361

Adjusted EBITDA 354,093 337,668

Value creation from development stabilization—Prologis share 50,507 67,412

Common stock dividends paid 166,689 130,753

Per common share—diluted:

Net earnings attributable to common stockholders $ 0.01 $ 0.57

Core FFO 0.43 0.40

Dividends per share 0.33 0.28

Core FFO and Value Creation from Development Adjusted EBITDA

Stabilization (in millions) (in millions)

$400 $400 $367

$372 $355 $354

$340 $338 $334

$300 $300

$268

$255

$218

$200 $200

$100 $100

$- $-

Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014

Core FFO

Value Creation from Development Stabilization—Prologis Share

Prologis © 2014 5

Highlights

Operating Performance

First Quarter 2014

Period Ending Occupancy %

100%

95.1% 94.5%

95% 93.7% 93.7% 93.9%

90%

85%

Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014

Weighted Average Customer Retention

90% 86.8%

84.6% 84.6%

80.8%

80% 78.0%

70%

60%

Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014

Net Effective Rent Change (GAAP)

0.0%

8.0%

7.0%

6.1% 5.9%

4.0%

4.0%

2.0%

Q1 2013 Q2 2013 Q3 2013 Q4 2013

Same Store NOI Change Over Prior Year

5.0%

4.1%

4.0%

3.0% 3.0%

3.0% 2.7%

1.8% 1.8%

2.0% 1.4%

1.0% 0.7%

0.3%

0.0%

-1.0% -0.4%

Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014

NOI- GAAP NOI- Adjusted Cash

Prologis © 2014 6

Highlights

Guidance

First Quarter 2014

(dollars in millions, except per share)

2014 Guidance - Core FFO Low $1.76 High $1.82 (A)

Low High

Net earnings (A) $0.06 $0.12

Operations

Year-end occupancy 95% 96%

Same Store NOI - GAAP Increase 3% 4%

Capital Deployment

Development starts (80% Prologis Share) $1,800 $2,200

Building acquisitions (40% Prologis Share) $500 $1,000

Building and land dispositions (80% Prologis Share) $750 $1,250

Building contributions (50% Prologis Share) $2,000 $2,250

Investment Management

Investment Management Income (B) $200 $210

Investment Management Expenses $95 $100

Other Assumptions

General & Administrative Expenses $233 $243

Annualized first quarter 2014 dividend $1.32

Euro exchange rate ($/€) 1.35

Yen exchange rate (¥/$) 105

(A) The difference between Core FFO and earnings guidance for 2014 predominately relates to real estate depreciation and recognized gains on real estate transactions. (B) Includes promote income expected in second quarter in our Prologis Targeted U.S. Logistics Fund.

Prologis © 2014 7

Financial Information

Consolidated Balance Sheets

First Quarter 2014

(in thousands)

March 31, 2014 December 31, 2013

Assets:

Investments in real estate assets:

Operating properties $ 17,948,473 $ 17,801,064

Development portfolio 1,051,716 1,021,017

Land 1,544,242 1,516,166

Other real estate investments 494,359 486,230

21,038,790 20,824,477

Less accumulated depreciation 2,698,043 2,568,998

Net investments in properties 18,340,747 18,255,479

Investments in and advances to unconsolidated entities 4,687,922 4,430,239

Notes receivable backed by real estate and other assets 191,703 192,042

Net investments in real estate 23,220,372 22,877,760

Cash and cash equivalents 188,886 491,129

Restricted cash 9,750 14,210

Accounts receivable 114,880 128,196

Other assets 1,121,260 1,061,012

Total assets $ 24,655,148 $ 24,572,307

Liabilities and Equity:

Liabilities:

Debt $ 8,870,635 $ 9,011,216

Accounts payable, accrued expenses, and other liabilities 1,291,270 1,384,638

Total liabilities 10,161,905 10,395,854

Equity:

Stockholders’ equity:

Preferred stock 100,000 100,000

Common stock 4,997 4,988

Additional paid-in capital 18,005,321 17,974,452

Accumulated other comprehensive loss (444,594) (435,675)

Distributions in excess of net earnings (4,094,689) (3,932,664)

Total stockholders’ equity 13,571,035 13,711,101

Noncontrolling interests 874,576 417,086

Noncontrolling interests - limited partnership unitholders 47,632 48,266

Total equity 14,493,243 14,176,453

Total liabilities and equity $ 24,655,148 $ 24,572,307

Prologis © 2014 8

Financial Information
Pro-rata Balance Sheet Information
First Quarter 2014

(in thousands)

Pro-rata Balance Sheet Information as of March 31, 2014	Prologis Consolidated	Less Non Controlling Interest	Plus Prologis Share of Unconsolidated Co-Investment Ventures	Prologis Total Share	Investors' Share of Unconsolidated Ventures	Investors' Share of Consolidated Ventures	Total Owned and Managed
Assets:							
Investments in real estate assets:							
Gross operating properties	$ 17,948,473	$ (880,798)	$ 7,309,638	$ 24,377,313	$ 16,964,021	$ 880,798	$ 42,222,132
Other real estate	3,090,317	(25,940)	112,702	3,177,079	291,837	25,940	3,494,856
Accumulated depreciation	(2,698,043)	49,556	(545,479)	(3,193,966)	(1,351,632)	(49,556)	(4,595,154)
Net investments in properties	18,340,747	(857,182)	6,876,861	24,360,426	15,904,226	857,182	41,121,834
Investments in unconsolidated co-investment ventures	4,513,180	(76,474)	(4,436,706)	-	-	76,474	76,474
Investments in other unconsolidated ventures	174,742	(8,850)	-	165,892	-	8,850	174,742
Other assets	1,626,479	(168,310)	20,182	1,478,351	810,902	168,310	2,457,563
Total assets	**$ 24,655,148**	**$ (1,110,816)**	**$ 2,460,337**	**$ 26,004,669**	**$ 16,715,128**	**$ 1,110,816**	**$ 43,830,613**
Liabilities and Equity:							
Liabilities:							
Debt	$ 8,870,635	$ (173,515)	$ 1,932,994	$ 10,630,114	$ 5,450,802	$ 173,515	$ 16,254,431
Other liabilities	1,291,270	(15,093)	527,343	1,803,520	929,807	15,093	2,748,420
Total liabilities	10,161,905	(188,608)	2,460,337	12,433,634	6,380,609	188,608	19,002,851
Equity:							
Stockholders' / partners' equity	13,571,035	-	-	13,571,035	10,334,519	922,208	24,827,762
Noncontrolling interests	922,208	(922,208)	-	-	-	-	-
Total equity	14,493,243	(922,208)	-	13,571,035	10,334,519	922,208	24,827,762
Total liabilities and equity	**$ 24,655,148**	**$ (1,110,816)**	**$ 2,460,337**	**$ 26,004,669**	**$ 16,715,128**	**$ 1,110,816**	**$ 43,830,613**

Prologis © 2014 9

Financial Information

Consolidated Statements of Operations

First Quarter 2014

(in thousands, except per share amounts)

Three Months Ended

March 31,

2014 2013

Revenues:

Rental income $ 388,240 $ 454,789

Investment management income 45,310 33,635

Development management and other income 1,132 2,192

Total revenues 434,682 490,616

Expenses:

Rental expenses 110,517 133,919

Investment management expenses 24,163 19,909

General and administrative expenses 63,203 56,197

Depreciation and amortization 160,280 177,266

Other expenses 5,053 4,353

Total expenses 363,216 391,644

Operating income 71,466 98,972

Other income (expense):

Earnings from unconsolidated entities, net 29,746 24,768

Interest income 9,184 4,213

Interest expense (85,523) (115,028)

Gains on acquisitions and dispositions of investments in real estate, net 17,055 338,845

Foreign currency and derivative gains (losses), related amortization and other income (expenses), net (23,318) 8,298

Gains (losses) on early extinguishment of debt, net 273 (17,351)

Total other income (expense) (52,583) 243,745

Earnings before income taxes 18,883 342,717

Income tax expense-current and deferred 6,880 51,866

Earnings from continuing operations 12,003 290,851

Discontinued operations:

Income attributable to disposed properties and assets held for sale — 247

Net gains on dispositions, including taxes — 5,834

Total discontinued operations — 6,081

Consolidated net earnings 12,003 296,932

Net earnings attributable to noncontrolling interests (5,202) (12,103)

Net earnings attributable to controlling interests 6,801 284,829

Preferred stock dividends (2,135) (10,305)

Loss on preferred stock redemption — (9,108)

Net earnings attributable to common stockholders $ 4,666 $ 265,416

Weighted average common shares outstanding—Diluted 504,373 478,952

Net earnings per share attributable to common stockholders—Diluted $ 0.01 $ 0.57

Prologis © 2014 10

Financial Information

Reconciliations of Net Earnings (Loss) to FFO

First Quarter 2014

(in thousands)

Three Months Ended

March 31,

2014 2013

Reconciliation of net earnings to FFO

Net earnings attributable to common stockholders $ 4,666 $ 265,416

Add (deduct) NAREIT defined adjustments:

Real estate related depreciation and amortization 154,495 171,017

Net gains on non-FFO acquisitions and dispositions (9,545) (102,457)

Reconciling items related to noncontrolling interests (6,201) (2,941)

Our share of reconciling items included in earnings from unconsolidated co-investment ventures 41,716 24,802

Our share of reconciling items included in earnings from other unconsolidated ventures 1,350 681

Subtotal-NAREIT defined FFO 186,481 356,518

Add (deduct) our defined adjustments:

Unrealized foreign currency and derivative losses (gains) and related amortization, net 28,110 (638)

Deferred income tax expense 1,031 2,134

Our share of reconciling items included in earnings from unconsolidated co-investment ventures 229 (214)

FFO, as defined by Prologis 215,851 357,800

Adjustments to arrive at Core FFO:

Net gains on acquisitions and dispositions of investments in real estate, net of expenses (5,658) (192,416)

Losses (gains) on early extinguishment of debt and redemption of preferred stock, net (273) 26,459

Our share of reconciling items from unconsolidated entities less third party share of consolidated entities 7,635 (3,906)

Core FFO 217,555 187,937

Adjustments to arrive at Core Adjusted FFO (“Core AFFO”), including our share of unconsolidated entities less third party share of consolidated entities:

Straight-lined rents and amortization of lease intangibles (8,576) (7,884)

Property improvements (11,142) (14,288)

Tenant improvements (20,072) (20,388)

Leasing commissions (15,560) (13,400)

Amortization of management contracts 1,305 1,615

Amortization of debt discounts (premiums) and financing costs, net of capitalization (2,269) (7,002)

Cash received (paid) on net investment hedges (5,126) 5,384

Stock compensation expense 15,238 9,387

Core AFFO $ 171,353 $ 141,361

Common stock dividends $ 166,689 $ 130,753

Prologis © 2014 11

Financial Information

Pro-rata Operating Information and Reconciliation to FFO

(in thousands)

First Quarter 2014

Pro-rata Operating Information for Three Months Ended March 31, 2014	Prologis Consolidated	Less Non Controlling Interest	Plus Prologis Share of Unconsolidated Co-Investment	Prologis Total Share	Investors' Share of Unconsolidated Ventures	Investors' Share of Consolidated Ventures	Total Owned and Managed
Revenues:							
Rental income	$ 388,240	$ (20,448)	$ 144,596	$ 512,388	$ 338,824	$ 20,448	$ 871,660
Investment management income	45,310	-	348	45,658	-	-	45,658
Development management and other income	1,132	85	(13)	1,204	256	(85)	1,375
Total revenues	434,682	(20,363)	144,931	559,250	339,080	20,363	918,693
Expenses:							
Rental expenses	110,517	(4,803)	33,117	138,831	81,370	4,803	225,004
Investment management expenses	24,163	-	-	24,163	-	-	24,163
General and administrative expenses	63,203	(1,111)	9,023	71,115	20,293	1,111	92,519
Depreciation and amortization	160,280	(7,155)	50,266	203,391	115,555	7,155	326,101
Other expenses	5,053	(427)	9,049	13,675	11,538	427	25,640
Total expenses	363,216	(13,496)	101,455	451,175	228,756	13,496	693,427
Operating income	71,466	(6,867)	43,476	108,075	110,324	6,867	225,266
Earnings from unconsolidated co-investment ventures, net	28,831	(347)	(28,484)	-	-	347	347
Earnings from other unconsolidated joint ventures, net	915	-	-	915	-	-	915
Interest income	9,184	112	-	9,296	-	(112)	9,184
Interest expense	(85,523)	1,926	(19,203)	(102,800)	(54,013)	(1,926)	(158,739)
Gains on acquisitions and dispositions of investments in real estate, net	17,055	14	9,360	26,429	9,341	(14)	35,756
Foreign currency and derivative gains (losses), related amortization and other income (expenses), net	(23,318)	(48)	(524)	(23,890)	(1,973)	48	(25,815)
Gains (losses) on early extinguishment of debt, net	273	(168)	808	913	1,413	168	2,494
Income tax expense	(6,880)	176	(5,433)	(12,137)	(6,740)	(176)	(19,053)
Consolidated net earnings	12,003	(5,202)	-	6,801	58,352	5,202	70,355
Net earnings attributable to noncontrolling interests	(5,202)	5,202	-	-	-	-	-
Preferred stock dividends	(2,135)	-	-	(2,135)	-	-	(2,135)
Net earnings (loss) attributable to common stockholders	**4,666**	**-**	**-**	**4,666**	**58,352**	**5,202**	**68,220**
Add (deduct) adjustments to arrive at FFO, as defined by Prologis:							
Real estate related depreciation and amortization	154,495	(6,258)	50,266	198,503	115,555	6,258	320,316
Net losses (gains) on non-FFO acquisitions and dispositions	(9,545)	(16)	(8,638)	(18,199)	(8,643)	16	(26,826)
Unrealized foreign currency and derivative losses (gains) and related amortization, net	28,110	(17)	418	28,511	1,730	17	30,258
Deferred income tax expense	1,031	90	(101)	1,020	(450)	(90)	480
Reconciling items related to noncontrolling interests	(6,201)	6,201	-	-	-	(6,201)	(6,201)
Our share of reconciling items included in earnings from unconsolidated co-investment ventures	41,945	-	(41,945)	-	-	-	-
Our share of reconciling items included in earnings from other unconsolidated ventures	1,350	-	-	1,350	-	-	1,350
FFO, as defined by Prologis	**215,851**	**-**	**-**	**215,851**	**166,544**	**5,202**	**387,597**
Adjustments to arrive at Core FFO:							
Net gains on acquisitions and dispositions of investments in real estate, net of expenses	(5,658)	(267)	8,542	2,617	7,717	267	10,601
Losses (gains) on early extinguishment of debt and redemption of preferred stock, net	(273)	168	(808)	(913)	(1,413)	(168)	(2,494)
Our share of reconciling items from unconsolidated entities less third party share of consolidated entities	7,635	99	(7,734)	-	-	(99)	(99)
Core FFO	**$ 217,555**	**$ -**	**$ -**	**$ 217,555**	**$ 172,848**	**$ 5,202**	**$ 395,605**

Prologis © 2014 12

Financial Information

EBITDA Reconciliation

(in thousands) First Quarter 2014

Three Months Ended

March 31,

2014 2013

Reconciliation of net earnings to Adjusted EBITDA

Net earnings attributable to common stockholders $ 4,666 $ 265,416

Net gains on acquisitions and dispositions of investments in real estate, net (17,055) (344,679)

Depreciation and amortization 160,280 177,266

Interest expense 85,523 115,028

Losses (gains) on early extinguishment of debt (273) 17,351

Current and deferred income tax expense 6,880 51,866

Pro forma adjustments 492 (29,533)

Income and NOI attributable to disposal properties and assets held for sale — (266)

Net earnings attributable to noncontrolling interest — 12,103

Preferred stock dividends and loss on preferred stock redemption 2,135 19,413

Unrealized foreign currency and derivative losses (gains) and related amortization, net 28,110 (638)

Stock compensation expense 15,238 9,387

Acquisition expenses 500 -

Adjusted EBITDA, consolidated 286,496 292,714

Our share of reconciling items from unconsolidated entities less third party share of consolidated entities:

Net gains on dispositions of investments in real estate, net (8,806) (6,890)

Depreciation and amortization 45,585 28,278

Interest expense 17,551 21,565

Losses (gains) on early extinguishment of debt (640) 189

Current income tax expense 5,448 2,026

Unrealized losses (gains) and deferred income tax expense (benefit), net 229 (214)

Acquisition expenses 8,230 -

Adjusted EBITDA $ 354,093 $ 337,668

Prologis © 2014 13

Investment Management
Summary and Financial Highlights
First Quarter 2014

Co-Investment Ventures (A)	Type	Established	Accounting Method	Region	Ownership	Structure	Next Promote Opportunity
Americas:							
Prologis U.S. Logistics Venture	Core	2014	Consolidated	US	55.0%	Open end	Q4 2016 (B)
Prologis Targeted U.S. Logistics Fund	Core	2004	Unconsolidated	US	25.8%	Open end	Q2 2014 (B)
Prologis North American Industrial Fund	Core	2006	Unconsolidated	US	23.1%	Open end	Q1 2015 (B)
Prologis Mexico Industrial Fund	Core	2007	Unconsolidated	Mexico	20.0%	Closed end	Q3 2017
Prologis Mexico Fondo Logistico	Core/Development	2010	Consolidated	Mexico	20.0%	Closed end	Q3 2020
Prologis Brazil Logistics Partners Fund I (C)	Development	2010	Unconsolidated	Brazil	various	Closed end	Q4 2017
Europe:							
Prologis Targeted Europe Logistics Fund	Core	2007	Unconsolidated	Europe	43.5%	Open end	Q3 2016 (B)
Prologis European Properties Fund II	Core	2007	Unconsolidated	Europe	31.8%	Open end	Q3 2016 (B)
Europe Logistics Venture 1	Core	2011	Unconsolidated	Europe	15.0%	Open end	Q4 2015 (B)
Prologis European Logistics Partners	Core	2013	Unconsolidated	Europe	50.0%	Open end	Q4 2015 (B)
Asia:							
Nippon Prologis REIT	Core	2013	Unconsolidated	Japan	15.1%	Public, Tokyo Exchange	n/a
Prologis China Logistics Venture I and II	Core/Development	2011/2013	Unconsolidated	China	15.0%	Closed end	Q1 2018/Q4 2020

Unconsolidated Co-Investment Ventures (D):					Prologis Share				
(in thousands)	Sq Ft	First Qtr NOI	GBV of Operating Bldgs	Debt	First Qtr NOI	Annualized Pro forma	Debt	Net Tangible Other Assets	Prologis Investment
Prologis Targeted U.S. Logistics Fund	48,929	$ 56,894	$ 4,448,855	$ 1,634,747	$ 14,682	$ 58,728	$ 421,827	$ 6,663	$ 733,524
Prologis North American Industrial Fund	46,363	41,273	2,849,192	1,112,165	9,518	38,072	256,465	5,580	202,393
Prologis Mexico Industrial Fund	9,503	8,910	606,086	214,148	1,782	7,128	42,830	150	51,503
Brazil Fund and joint ventures	4,352	10,303	415,811	-	1,061	4,244	-	15,729	237,980
Americas	**109,147**	**117,380**	**8,319,944**	**2,961,060**	**27,043**	**108,172**	**721,122**	**28,122**	**1,225,400**
Prologis Targeted Europe Logistics Fund	13,652	25,574	1,772,081	470,832	11,127	44,508	204,859	19,438	474,233
Prologis European Properties Fund II	63,633	89,381	5,791,284	1,989,415	28,405	113,620	632,236	1,992	576,107
Europe Logistics Venture I	5,070	8,783	448,758	-	1,317	5,268	-	2,754	62,157
Prologis European Logistics Partners	54,292	71,382	4,171,446	224,914	35,691	142,764	112,457	23,250	1,831,327
Europe	**136,647**	**195,120**	**12,183,569**	**2,685,161**	**76,540**	**306,160**	**949,552**	**47,434**	**2,943,824**
Nippon Prologis REIT	18,508	48,989	3,486,184	1,530,845	7,401	29,604	231,311	6,599	305,710
Prologis China Logistics Venture I and II	4,824	4,594	283,962	206,730	690	2,760	31,009	6,221	38,246
Asia	**23,332**	**53,583**	**3,770,146**	**1,737,575**	**8,091**	**32,364**	**262,320**	**12,820**	**343,956**
Total	**269,126**	**$ 366,083**	**$ 24,273,659**	**$ 7,383,796**	**$ 111,674**	**$ 446,696**	**$ 1,932,994**	**$ 88,376**	**$ 4,513,180**

(A) The information presented excludes two co-investment ventures- Prologis AMS and Prologis DFS Fund I, due to the investment size of the venture.

(B) Promote opportunity is every three years.

(C) We have a 50% ownership interest in and consolidate an entity that in turn has an ownership interest in various entities that are accounted for on the equity method ("Brazil Fund"). We also have other Brazil joint ventures that we account for using the equity method. Prologis share in these Brazil entities is reflected at our effective economic ownership.

(D) Values represent Prologis' stepped up basis and may not be comparable to values reflected in the entities' stand alone financial statements calculated on a different basis.

Prologis © 2014
14

Investment Management
Operating and Balance Sheet Information

(dollars in thousands)

First Quarter 2014

FFO and Net Earnings (Loss) of the Unconsolidated Co-Investment Ventures, Aggregated (A)(B)	Americas	Europe	Asia	Total
	For the Three Months Ended March 31, 2014			
Rental income	$ 168,236	$ 246,696	$ 68,488	$ 483,420
Rental expenses	(49,001)	(50,615)	(14,871)	(114,487)
Net operating income from properties	**119,235**	**196,081**	**53,617**	**368,933**
Other income (expense), net	211	(2,914)	37	(2,666)
Acquisition expenses, gains(losses) on dispositions of investments in real estate and early extinguishment of debt, net	1,810	(15,848)	-	(14,038)
General and administrative expenses	(8,434)	(13,418)	(7,464)	(29,316)
Interest expense	(40,552)	(26,665)	(5,999)	(73,216)
Current income tax expense	(3,332)	(9,002)	(390)	(12,724)
FFO , as defined by Prologis	**68,938**	**128,234**	**39,801**	**236,973**
Real estate related depreciation and amortization	(67,120)	(82,739)	(15,962)	(165,821)
Foreign currency exchange and derivative gains (losses), net	-	(304)	(1,844)	(2,148)
Gains (losses) on dispositions of investments in real estate, net	(234)	17,515	-	17,281
Deferred tax benefit (expense), net	590	(39)	-	551
Net earnings (loss)	**$ 2,174**	**$ 62,667**	**$ 21,995**	**$ 86,836**

Prologis' Share of FFO and Net Earnings (Loss) of the Unconsolidated Co-Investment Ventures (A)	Americas	Europe	Asia	Total
	For the Three Months Ended March 31, 2014			
FFO, as defined by Prologis, from unconsolidated co-investment ventures, net	$ 15,333	$ 49,468	$ 5,975	$ 70,776
Fees earned by Prologis	14,325	21,700	8,797	44,822
Total FFO recognized by Prologis, net	**$ 29,658**	**$ 71,168**	**$ 14,772**	**$ 115,598**
Prologis' share of the unconsolidated co-investment ventures' net earnings	$ (329)	$ 25,495	$ 3,665	$ 28,831
Fees earned by Prologis	14,325	21,700	8,797	44,822
Total earnings recognized by Prologis, net	**$ 13,996**	**$ 47,195**	**$ 12,462**	**$ 73,653**

Condensed Balance Sheet of the Unconsolidated Co-Investment Ventures, Aggregated (A)(B)	Americas	Europe	Asia	Total
	As of March 31, 2014			
Operating industrial properties, before depreciation	$ 8,319,944	$ 12,183,569	$ 3,770,146	$ 24,273,659
Accumulated depreciation	(986,223)	(843,119)	(67,769)	(1,897,111)
Properties under development and land	235,724	30,863	137,952	404,539
Other assets	504,861	748,199	207,231	1,460,291
Total assets	**$ 8,074,306**	**$ 12,119,512**	**$ 4,047,560**	**$ 24,241,378**
Third party debt	2,961,060	2,685,161	1,737,575	7,383,796
Other liabilities	149,772	1,133,679	173,699	1,457,150
Total liabilities	**$ 3,110,832**	**$ 3,818,840**	**$ 1,911,274**	**$ 8,840,946**
Weighted average ownership	**23.3%**	**38.9%**	**15.0%**	**29.4%**

(A) Includes the unconsolidated co-investment ventures listed on the previous page.
(B) Represents the entire entity, not our proportionate share.

Prologis © 2014 15

Operations Overview

Operating Metrics – Owned and Managed

First Quarter 2014

Period Ending Occupancy by Division

100%

95% 93.8% 93.7% 94.2% 95.5% 95.2%

90%

85%

Q1-13 Q2-13 Q3-13 Q4-13 Q1-14

Americas

92.9% 93.1% 93.1% 93.6%

92.3%

Q1-13 Q2-13 Q3-13 Q4-13 Q1-14

Europe

97.1% 96.4% 96.7% 96.3%

95.1%

Q1-13 Q2-13 Q3-13 Q4-13 Q1-14

Asia

93.7% 93.7% 93.9% 95.1% 94.5%

Q1-13 Q2-13 Q3-13 Q4-13 Q1-14

Total

Leasing Activity Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014

Square feet of leases signed:

Operating portfolio:

Renewals 22,374 24,148 23,355 27,422 23,307

New leases 9,688 9,713 7,483 11,551 8,292

Total operating portfolio 32,062 33,861 30,838 38,973 31,599

Properties under development 3,787 2,389 5,253 4,763 2,130

Total square feet of leases signed 35,849 36,250 36,091 43,736 33,729

Average term of leases signed (months) 45 49 59 44 40

Net effective rent change (GAAP) 2.0% 4.0% 6.1% 5.9% 7.0%

Prologis © 2014 16

Operations Overview
Operating Metrics – Owned and Managed

First Quarter 2014

(square feet and dollars in thousands)

Capital Expenditures Incurred

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Property improvements	$ 18,264	$ 25,046	$ 35,668	$ 44,020	$ 19,347
Tenant improvements	27,241	34,915	32,213	36,116	27,208
Leasing commissions	18,344	26,827	17,992	26,450	20,378
Total turnover costs	45,585	61,742	50,205	62,566	47,586
Total capital expenditures	$ 63,849	$ 86,788	$ 85,873	$ 106,586	$ 66,933
Trailing four quarters - % of gross NOI	14.0%	14.8%	14.9%	14.5%	14.4%
Weighted average ownership percent	75.3%	75.9%	79.1%	73.3%	69.9%
Prologis share	$ 48,076	$ 65,895	$ 67,949	$ 78,153	$ 46,774

Same Store Information

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014
Square feet of population	510,295	508,242	494,941	489,808	505,644
Percentage change:					
Rental income	2.7%	1.4%	1.9%	0.8%	1.5%
Rental expenses	9.1%	3.5%	3.2%	(4.2%)	(2.1%)
NOI - GAAP	0.3%	0.7%	1.4%	2.7%	3.0%
NOI - Adjusted Cash	1.8%	(0.4%)	1.8%	3.0%	4.1%
Average occupancy	1.6%	1.9%	0.9%	0.7%	1.3%

Turnover Costs: per Square Foot ($) and per Value of Lease (%)



$1.80
$1.60
$1.40
$1.20
$1.00
9%
6%
3%
0%
8.7%
7.8%
6.9%
8.2%
8.1%
$1.38
$1.41
$1.48
$1.41
$1.26
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014

Property Improvements per Square Foot



$0.08
$0.06
$0.04
$0.02
$0.03
$0.05
$0.07
$0.08
$0.04
$0.06
$0.06
$0.06
$0.06
$0.06
Q1 2013
Q2 2013
Q3 2013
Q4 2013
Q1 2014
$ per square foot
trailing four quarters

Prologis © 2014 17

Operations Overview

Operating Portfolio – Square Feet, Occupied and Leased

First Quarter 2014

(square feet in thousands)

	# of Buildings	Square Feet				Occupied		Leased	
	Owned and Managed	Owned and Managed	Prologis Share Sq Ft	Prologis Share (%)	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Global Markets									
U.S.									
Atlanta	118	15,358	12,454	81.1%	3.7%	89.4%	90.2%	89.7%	90.2%
Baltimore/Washington	65	7,661	4,943	64.5%	1.5%	97.6%	96.9%	97.6%	96.9%
Central Valley	24	9,985	8,144	81.6%	2.4%	97.8%	98.9%	97.8%	98.9%
Central & Eastern PA	29	14,842	10,084	67.9%	3.0%	98.1%	97.9%	98.1%	97.9%
Chicago	219	36,566	28,363	77.6%	8.3%	92.9%	95.0%	93.1%	95.2%
Dallas/Ft. Worth	165	24,913	20,091	80.6%	5.9%	94.4%	93.7%	94.4%	93.7%
Houston	90	10,907	7,327	67.2%	2.2%	98.7%	99.1%	98.9%	99.3%
New Jersey/New York City	137	20,678	14,746	71.3%	4.4%	95.7%	95.5%	95.9%	95.6%
San Francisco Bay Area	235	19,174	15,879	82.8%	4.7%	93.8%	93.1%	94.0%	93.3%
Seattle	81	10,801	5,150	47.7%	1.5%	94.1%	95.2%	94.5%	95.4%
South Florida	92	10,824	7,659	70.8%	2.3%	93.4%	91.7%	95.0%	94.0%
Southern California	301	57,264	45,103	78.8%	13.2%	96.8%	97.2%	97.0%	97.2%
On Tarmac	31	2,712	2,436	89.8%	0.7%	93.0%	92.4%	93.0%	92.4%
Canada	19	6,384	5,080	79.6%	1.5%	99.1%	98.9%	99.1%	98.9%
Mexico	193	31,721	17,559	55.4%	5.2%	93.6%	94.9%	94.0%	95.6%
Brazil	12	4,352	565	13.0%	0.2%	99.6%	98.3%	99.6%	98.3%
Americas total	**1,811**	**284,142**	**205,583**	**72.4%**	**60.7%**	**95.1%**	**95.4%**	**95.3%**	**95.6%**
Belgium	11	2,361	1,191	50.4%	0.3%	96.1%	92.3%	96.1%	92.3%
France	129	31,202	13,765	44.1%	4.1%	91.6%	91.2%	91.9%	91.4%
Germany	94	20,141	7,856	39.0%	2.3%	96.8%	96.8%	96.8%	96.8%
Netherlands	63	13,710	5,340	38.9%	1.6%	91.9%	92.0%	92.6%	92.9%
Poland	99	21,608	9,415	43.6%	2.8%	88.4%	87.6%	88.5%	87.8%
Spain	26	7,125	3,489	49.0%	1.0%	88.1%	89.9%	88.1%	89.9%
United Kingdom	85	19,648	8,377	42.6%	2.5%	97.6%	95.6%	97.6%	95.6%
Europe total	**507**	**115,795**	**49,433**	**42.7%**	**14.6%**	**92.8%**	**92.2%**	**93.0%**	**92.4%**
China	30	7,018	2,918	41.6%	0.8%	97.5%	97.5%	98.3%	97.8%
Japan	39	22,873	7,161	31.3%	2.1%	95.8%	89.4%	96.7%	92.1%
Singapore	5	942	942	100.0%	0.3%	100.0%	100.0%	100.0%	100.0%
Asia total	**74**	**30,833**	**11,021**	**35.7%**	**3.2%**	**96.3%**	**92.5%**	**97.2%**	**94.3%**
Total global markets	**2,392**	**430,770**	**266,037**	**61.8%**	**78.5%**	**94.6%**	**94.7%**	**94.8%**	**95.0%**
Regional markets (A)									
Memphis	14	5,297	4,743	89.5%	1.4%	96.4%	96.0%	96.4%	96.0%
Denver	32	5,136	4,181	81.4%	1.2%	99.6%	99.5%	99.6%	99.5%
Czech Republic	29	6,828	3,025	44.3%	0.9%	91.1%	91.4%	92.4%	92.8%
Italy	27	8,378	4,634	55.3%	1.4%	88.0%	83.5%	88.7%	84.8%
San Antonio	50	5,606	4,185	74.7%	1.2%	96.6%	97.0%	96.6%	97.0%
Nashville	38	5,961	4,885	81.9%	1.4%	95.8%	95.3%	95.8%	95.3%
Columbus	34	9,344	7,380	79.0%	2.2%	92.0%	89.9%	93.7%	92.0%
Sweden	10	3,807	1,838	48.3%	0.6%	100.0%	100.0%	100.0%	100.0%
Orlando	34	4,178	3,252	77.8%	1.0%	96.8%	96.2%	97.0%	96.3%
Cincinnati	27	6,663	4,142	62.2%	1.2%	99.3%	98.8%	99.3%	98.8%
Remaining other regional (9 markets)	181	31,477	19,972	63.4%	5.9%	93.8%	93.4%	94.2%	93.8%
Regional markets total	**476**	**92,675**	**62,237**	**67.2%**	**18.4%**	**94.4%**	**93.9%**	**94.9%**	**94.4%**
Other markets (9 markets)	**71**	**13,014**	**10,661**	**81.9%**	**3.1%**	**91.4%**	**93.1%**	**91.4%**	**93.1%**
Total operating portfolio - owned and managed	**2,939**	**536,459**	**338,935**	**63.2%**	**100.0%**	**94.5%**	**94.5%**	**94.8%**	**94.8%**

(A) Selected and ordered by Prologis share of NOI ($).

Prologis © 2014 18

Operations Overview
Operating Portfolio – NOI and Gross Book Value

(dollars in thousands)

First Quarter 2014

	First Quarter NOI				Gross Book Value			
	Owned and Managed	Prologis Share (A) ($)	Prologis Share (A) (%)	% of Total	Owned and Managed	Prologis Share ($)	Prologis Share (%)	% of Total
Global Markets								
U.S.								
Atlanta	$ 9,322	$ 7,193	77.2%	2.0%	$ 690,276	$ 523,751	75.9%	2.2%
Baltimore/Washington	9,968	6,148	61.7%	1.7%	625,994	381,828	61.0%	1.6%
Central Valley	9,752	8,426	86.4%	2.4%	552,409	446,040	80.7%	1.8%
Central & Eastern PA	14,077	9,133	64.9%	2.6%	896,990	593,652	66.2%	2.4%
Chicago	24,372	18,614	76.4%	5.2%	2,189,813	1,645,069	75.1%	6.8%
Dallas/Ft. Worth	15,361	11,215	73.0%	3.1%	1,181,220	893,041	75.6%	3.7%
Houston	11,028	7,222	65.5%	2.0%	646,121	378,880	58.6%	1.6%
New Jersey/New York City	24,308	15,880	65.3%	4.5%	1,828,215	1,168,842	63.9%	4.8%
San Francisco Bay Area	28,634	23,198	81.0%	6.5%	1,972,540	1,631,704	82.7%	6.7%
Seattle	13,101	6,138	46.9%	1.7%	1,002,450	482,806	48.2%	2.0%
South Florida	13,478	9,514	70.6%	2.7%	1,059,181	784,991	74.1%	3.2%
Southern California	65,020	51,469	79.2%	14.4%	5,152,615	4,018,126	78.0%	16.6%
On Tarmac	7,653	6,735	88.0%	1.9%	325,687	281,084	86.3%	1.2%
Canada	7,926	6,234	78.7%	1.8%	584,012	461,675	79.1%	1.9%
Mexico	33,399	18,840	56.4%	5.3%	1,905,269	1,055,917	55.4%	4.3%
Brazil	10,304	1,061	10.3%	0.3%	415,810	49,538	11.9%	0.2%
Americas total	**297,703**	**207,020**	**69.5%**	**58.1%**	**21,028,602**	**14,796,944**	**70.4%**	**61.0%**
Belgium	3,302	1,620	49.1%	0.5%	197,313	99,907	50.6%	0.4%
France	41,100	17,372	42.3%	4.9%	2,584,570	1,099,858	42.6%	4.5%
Germany	31,659	12,291	38.8%	3.4%	1,865,992	713,596	38.2%	2.9%
Netherlands	19,476	7,271	37.3%	2.0%	1,269,106	498,407	39.3%	2.1%
Poland	21,022	8,991	42.8%	2.5%	1,493,451	613,570	41.1%	2.5%
Spain	9,127	4,664	51.1%	1.3%	582,191	292,423	50.2%	1.2%
United Kingdom	43,371	17,726	40.9%	5.0%	2,594,294	1,086,809	41.9%	4.5%
Europe total	**169,057**	**69,935**	**41.4%**	**19.6%**	**10,586,917**	**4,404,570**	**41.6%**	**18.1%**
China	5,756	1,852	32.2%	0.5%	357,328	115,960	32.5%	0.5%
Japan	56,165	14,577	26.0%	4.1%	4,144,923	1,185,502	28.6%	4.9%
Singapore	2,429	2,429	100.0%	0.7%	145,402	145,402	100.0%	0.6%
Asia total	**64,350**	**18,858**	**29.3%**	**5.3%**	**4,647,653**	**1,446,864**	**31.1%**	**6.0%**
Total global markets	**531,110**	**295,813**	**55.7%**	**83.0%**	**36,263,172**	**20,648,378**	**56.9%**	**85.1%**
Regional markets (B)								
Memphis	4,496	3,930	87.4%	1.1%	183,812	163,243	88.8%	0.7%
Denver	4,559	3,744	82.1%	1.1%	292,621	242,727	82.9%	1.0%
Czech Republic	8,416	3,721	44.2%	1.0%	518,161	221,723	42.8%	0.9%
Italy	7,853	3,641	46.4%	1.0%	528,854	291,932	55.2%	1.2%
San Antonio	4,740	3,611	76.2%	1.0%	261,046	186,012	71.3%	0.8%
Nashville	4,294	3,528	82.2%	1.0%	212,342	172,308	81.1%	0.7%
Columbus	4,362	3,071	70.4%	0.9%	361,726	276,326	76.4%	1.1%
Sweden	6,261	2,900	46.3%	0.8%	371,861	171,055	46.0%	0.7%
Orlando	3,794	2,816	74.2%	0.8%	280,861	210,034	74.8%	0.9%
Cincinnati	4,849	2,770	57.1%	0.8%	274,284	155,639	56.7%	0.6%
Remaining other regional (9 markets)	28,451	16,535	58.1%	4.6%	1,795,790	1,025,054	57.1%	4.2%
Regional markets total	**82,075**	**50,267**	**61.2%**	**14.1%**	**5,081,358**	**3,116,053**	**61.3%**	**12.8%**
Other markets (9 markets)	**12,255**	**10,412**	**85.0%**	**2.9%**	**692,392**	**515,604**	**74.5%**	**2.1%**
Total operating portfolio - owned and managed	**$ 625,440**	**$ 356,492**	**57.0%**	**100.0%**	**$ 42,036,922**	**$ 24,280,035**	**57.8%**	**100.0%**

(A) Prologis' share of NOI for the properties that were contributed to the co-investment ventures includes 100% of the NOI until the contribution date and then Prologis' share subsequent to the contribution.

(B) Selected and ordered by Prologis share of NOI ($).

Prologis © 2014

19

Operations Overview

Operating Portfolio – Summary by Division

First Quarter 2014

(square feet and dollars in thousands)

	# of Buildings	Square Feet				Occupied		Leased	
	Owned and Managed	Owned and Managed	Prologis Share Sq Ft	Prologis Share %	% of Total	Owned and Managed	Prologis Share	Owned and Managed	Prologis Share
Consolidated									
Americas	1,532	250,865	237,820	94.8%	70.2%	95.6%	95.5%	95.8%	95.8%
Europe	47	10,870	10,870	100.0%	3.2%	81.8%	81.8%	82.7%	82.7%
Asia	29	7,501	7,501	100.0%	2.2%	89.7%	89.7%	92.2%	92.2%
Total operating portfolio - consolidated	**1,608**	**269,236**	**256,191**	**95.2%**	**75.6%**	**94.9%**	**94.8%**	**95.2%**	**95.1%**
Unconsolidated									
Americas	708	108,711	25,669	23.6%	7.6%	94.3%	94.2%	94.5%	94.5%
Europe	578	135,180	53,555	39.6%	15.8%	93.1%	92.9%	93.4%	93.2%
Asia	45	23,332	3,520	15.1%	1.0%	98.5%	98.5%	98.8%	98.8%
Total operating portfolio - unconsolidated	**1,331**	**267,223**	**82,744**	**31.0%**	**24.4%**	**94.1%**	**93.6%**	**94.3%**	**93.8%**
Total									
Americas	2,240	359,576	263,489	73.3%	77.8%	95.2%	95.4%	95.4%	95.6%
Europe	625	146,050	64,425	44.1%	19.0%	92.3%	91.0%	92.6%	91.4%
Asia	74	30,833	11,021	35.7%	3.2%	96.3%	92.5%	97.2%	94.3%
Total operating portfolio - owned and managed	**2,939**	**536,459**	**338,935**	**63.2%**	**100.0%**	**94.5%**	**94.5%**	**94.8%**	**94.8%**
Value added properties - consolidated	6	1,291	1,291	100.0%		29.5%	29.5%	29.5%	29.5%
Value added properties - unconsolidated	11	1,903	627	32.9%		38.7%	36.3%	38.7%	36.3%
Total owned and managed	**2,956**	**539,653**	**340,853**	**63.2%**		**94.1%**	**94.1%**	**94.4%**	**94.4%**

	First Quarter NOI				Gross Book Value			
	Owned and Managed	Prologis Share (A) $	Prologis Share (A) %	% of Total	Owned and Managed	Prologis Share $	Prologis Share %	% of Total
Consolidated								
Americas	$239,781	$224,624	93.7%	63.0%	$16,297,410	$15,416,612	94.6%	63.5%
Europe	9,776	9,776	100.0%	2.8%	724,868	724,868	100.0%	3.0%
Asia	10,767	10,767	100.0%	3.0%	877,507	877,507	100.0%	3.6%
Total operating portfolio - consolidated	**$260,324**	**$245,167**	**94.2%**	**68.8%**	**$17,899,785**	**$17,018,987**	**95.1%**	**70.1%**
Unconsolidated								
Americas	$117,387	$27,043	23.0%	7.6%	$8,298,346	$1,970,179	23.7%	8.1%
Europe	194,146	76,191	39.2%	21.3%	12,068,645	4,721,512	39.1%	19.4%
Asia	53,583	8,091	15.1%	2.3%	3,770,146	569,357	15.1%	2.4%
Total operating portfolio - unconsolidated	**$365,116**	**$111,325**	**30.5%**	**31.2%**	**$24,137,137**	**$7,261,048**	**30.1%**	**29.9%**
Total								
Americas	$357,168	$251,667	70.5%	70.6%	$24,595,756	$17,386,791	70.7%	71.6%
Europe	203,922	85,967	42.2%	24.1%	12,793,513	5,446,380	42.6%	22.4%
Asia	64,350	18,858	29.3%	5.3%	4,647,653	1,446,864	31.1%	6.0%
Total operating portfolio - owned and managed	**$625,440**	**$356,492**	**57.0%**	**100.0%**	**$42,036,922**	**$24,280,035**	**57.8%**	**100.0%**
Value added properties - consolidated	2	2	100.0%		48,688	48,688	100.0%	
Value added properties - unconsolidated	967	349	36.1%		136,522	48,590	35.6%	
Total owned and managed	**$626,409**	**$356,843**	**57.0%**		**$42,222,132**	**$24,377,313**	**57.7%**	

(A) Prologis' share of NOI for the properties that were contributed to the co-investment ventures includes 100% of the NOI until the contribution date and then Prologis' share subsequent to the contribution.

Prologis © 2014 20

Operations Overview
Customer Information – Owned and Managed

(square feet and dollars in thousands)

First Quarter 2014

Top Customers

		% of Annual Base Rent	Total Square Feet
1	DHL	2.2%	11,778
2	CEVA Logistics	1.4%	7,302
3	Kuehne + Nagel	1.2%	5,951
4	Geodis	1.1%	6,092
5	Amazon.com, Inc.	1.0%	4,658
6	Home Depot, Inc.	0.8%	4,177
7	Hitachi Ltd	0.8%	2,264
8	FedEx Corporation	0.7%	2,260
9	United States Government	0.7%	1,482
10	Tesco PLC	0.6%	2,693
Top 10 Customers		10.5%	48,657
11	PepsiCo	0.6%	4,894
12	Panalpina, Inc.	0.6%	2,421
13	Panasonic Co., Ltd.	0.5%	1,678
14	DB Schenker	0.5%	2,905
15	National Distribution Centers LP	0.5%	3,488
16	ND Logistics	0.5%	2,805
17	Wal-Mart Stores, Inc.	0.5%	2,655
18	Bayerische Motoren Werke Ag (BMW)	0.4%	2,273
19	Ingram Mico	0.4%	2,893
20	UPS SCS (United Parcel Service Inc.)	0.4%	2,263
21	Nippon Express Group	0.4%	1,328
22	LG Electronics, Inc.	0.4%	2,540
23	Schneider Electric SA	0.4%	1,698
24	La Poste	0.4%	1,278
25	Rhenus Logistics	0.4%	1,896
Top 25 Customers		17.4%	85,672

Lease Expirations - Operating Portfolio - Owned and Managed

Year	Occupied Sq Ft	Annual Base Rent		
		$	% of Total	Occupied Sq Ft $
Month to month	10,294	$ 40,287	1.3%	$ 3.91
2014	45,671	260,229	8.7%	5.70
2015	101,357	574,271	19.1%	5.67
2016	93,964	529,996	17.7%	5.64
2017	76,663	448,332	14.9%	5.85
2018	56,816	344,712	11.5%	6.07
Thereafter	122,016	805,608	26.8%	6.60
Total	506,781	$ 3,003,435	100.0%	$ 5.93

Lease Expirations - Operating Portfolio - Prologis Share

Year	Occupied Sq Ft	Annual Base Rent		
		$	% of Total	Occupied Sq Ft $
Month to month	7,595	$ 25,922	1.5%	$ 3.41
2014	29,200	153,816	8.7%	5.27
2015	62,719	331,323	18.9%	5.28
2016	59,430	309,885	17.6%	5.21
2017	47,842	261,246	14.9%	5.46
2018	35,016	203,901	11.6%	5.82
Thereafter	78,381	471,078	26.8%	6.01
Total	320,183	$ 1,757,171	100.0%	$ 5.49

Lease Expirations by Division - Operating Portfolio - Owned and Managed

Division	2014	2015	2016	2017	2018	Thereafter	Total
Americas	57.4%	58.3%	59.6%	62.1%	67.3%	55.2%	59.4%
Europe	27.6%	33.5%	28.7%	29.1%	27.3%	33.1%	30.5%
Asia	15.0%	8.2%	11.7%	8.8%	5.4%	11.7%	10.1%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Prologis © 2014 21

Capital Deployment

Overview - Owned and Managed

First Quarter 2014

(in millions)

Development Starts (TEI)

$2,000

$1,771

$1,600 $1,553 $1,200 $800 $400 $- 2011 2012 2013 YTD2014 $311 $544 $1,053 $371

$1,200

$1,017

$800

$400

$172

$-

2011 2012 2013 YTD 2014

Development Stabilizations

$2,000

$1,600

$1,401

$1,200

$800 $772

$400 $280 $264

$-

2011 2012 2013 YTD 2014

Value Creation $26 $184 $426 $59

Building Acquisitions

$1,200

$1,053

Land Portfolio

$2,500

$2,040

$2,000 $1,894

$1,585 $1,682

$1,500

$1,000

$500

$-

12/31/2011 12/31/2012 12/31/2013 3/31/2014

Americas Europe Asia

Capital Deployment

Value Creation from Development Stabilization

(in thousands, except percent) First Quarter 2014

Q1 2014

TEI

Leased % at Owned and Prologis Share Prologis Share

Square Feet Start Managed ($) (%)

Americas

U.S.

Central 1,940 100.0% $ 74,268 $ 74,268 100.0%

East 211 100.0% 20,938 20,938 100.0%

Northwest - - - - -

Southwest- - - - -

Canada - - - - -

Mexico 754 0.0% 45,156 36,686 81.2%

Brazil 309 0.0% 29,794 14,897 50.0%

Americas total 3,214 66.9% 170,156 146,789 86.3%

Europe

Northern 120 100.0% 9,590 3,048 31.8%

Southern 702 100.0% 16,499 16,499 100.0%

Central 376 100.0% 24,544 24,544 100.0%

United Kingdom 165 100.0% 18,603 18,603 100.0%

Europe total 1,363 100.0% 69,236 62,694 90.6%

Asia

Japan —— — — - -

China 452 100.0% 24,705 3,706 15.0%

Singapore —— — — - -

Asia total 452 100.0% 24,705 3,706 15.0%

Total 5,029 78.9% $ 264,097 $ 213,189 80.7%

Weighted average estimated stabilized yield 8.4%

Pro forma NOI $22,267

Weighted average estimated cap rate at stabilization 6.8%

Estimated value creation $58,614

Estimated development margin 22.2%

Prologis share of estimated value creation ($) $50,507

Prologis share of estimated value creation (%) 86.2%

Prologis © 2014 23

Capital Deployment

Development Starts

(in thousands, except percent) First Quarter 2014

Q1 2014

TEI

Leased % at Owned and Prologis Prologis Share

Square Feet Start Managed Share ($) (%)

Americas

U.S.

Central 639 0.0% $ 32,313 $ 32,313 100.0%

East 165 0.0% 16,534 16,534 100.0%

Northwest 107 100.0% 12,531 12,531 100.0%

Southwest —— ———

Canada —— ———

Mexico —— ———

Brazil —— ———

Americas total 911 11.7% 61,378 61,378 100.0%

Europe

Northern —— ———

Southern —— ———

Central 607 19.9% 38,183 38,183 100.0%

United Kingdom 224 100.0% 35,326 35,326 100.0%

Europe total 831 41.5% 73,509 73,509 100.0%

Asia

Japan —— ———

China 676 0.0% 37,286 5,593 15.0%

Singapore —— ———

Asia total 676 0.0% 37,286 5,593 15.0%

Total 2,418 18.7% $ 172,173 $ 140,480 81.6%

Weighted average estimated stabilized yield 7.7%

Pro forma NOI $13,218

Weighted average estimated cap rate at stabilization 6.3%

Estimated value creation $38,169

Estimated development margin 22.2%

Prologis share of estimated value creation ($) $30,275

Prologis share of estimated value creation (%) 79.3%

% BTS (based on Prologis share) 38.9%

Prologis © 2014 24

Capital Deployment
Development Portfolio

First Quarter 2014

(in thousands, except percent)

	Pre-Stabilized Developments				Under Development – 2014 Expected Completion			Under Development – 2015 and Thereafter Expected Completion			Total Development Portfolio				
			TEI			TEI			TEI				TEI		
	Sq Ft	Leased %	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Owned and Managed	Prologis Share	Sq Ft	Leased %	Owned and Managed	Prologis Share ($)	Prologis Share (%)
Americas															
U.S.															
Central	1,703	56.5%	$73,453	$73,453	2,574	$114,663	$114,663	-	$ -	$ -	4,277	64.4%	$188,116	$188,116	100.0%
East	332	12.9%	29,396	29,396	3,016	317,001	314,757	-	-	-	3,348	38.6%	346,397	344,153	99.4%
Northwest	241	69.3%	16,922	16,922	509	35,881	35,881	-	-	-	750	70.9%	52,803	52,803	100.0%
Southwest	1,286	62.2%	70,078	70,078	1,563	109,263	109,263	-	-	-	2,849	39.5%	179,341	179,341	100.0%
Canada	-	-	-	-	910	97,586	97,586	-	-	-	910	0.0%	97,586	97,586	100.0%
Mexico	-	-	-	-	1,189	77,082	77,082	-	-	-	1,189	0.0%	77,082	77,082	100.0%
Brazil	1,244	34.0%	118,595	37,368	651	66,020	16,505	-	-	-	1,895	22.3%	184,615	53,873	29.2%
Americas total	**4,806**	**49.8%**	**308,444**	**227,217**	**10,412**	**817,496**	**765,737**	**-**	**-**	**-**	**15,218**	**40.3%**	**1,125,940**	**992,954**	**88.2%**
Europe															
Northern	-	-	-	-	164	20,031	20,031	-	-	-	164	0.0%	20,031	20,031	100.0%
Southern	219	50.7%	27,955	12,163	533	45,374	35,744	349	28,350	28,350	1,101	90.2%	101,679	76,257	75.0%
Central	239	100.0%	15,167	15,167	757	47,979	47,979	-	-	-	996	51.2%	63,146	63,146	100.0%
United Kingdom	-	-	-	-	1,700	220,162	220,162	223	35,325	35,325	1,923	72.2%	255,487	255,487	100.0%
Europe total	**458**	**76.4%**	**43,122**	**27,330**	**3,154**	**333,546**	**323,916**	**572**	**63,675**	**63,675**	**4,184**	**69.1%**	**440,343**	**414,921**	**94.2%**
Asia															
Japan	1,358	45.6%	167,489	167,489	396	47,527	47,527	1,790	253,480	253,480	3,544	34.7%	468,496	468,496	100.0%
China	339	0%	18,734	7,630	792	41,209	6,181	3,696	224,693	33,704	4,827	0.0%	284,636	47,515	16.7%
Singapore	-	-	-	-	17	2,061	2,061	-	-	-	17	100.0%	2,061	2,061	100.0%
Asia total	**1,697**	**36.5%**	**186,223**	**175,119**	**1,205**	**90,797**	**55,769**	**5,486**	**478,173**	**287,184**	**8,388**	**14.9%**	**755,193**	**518,072**	**68.6%**
Total	**6,961**	**48.3%**	**$537,789**	**$429,666**	**14,771**	**$1,241,839**	**$1,145,422**	**6,058**	**$541,848**	**$350,859**	**27,790**	**36.9%**	**$2,321,476**	**$1,925,947**	**83.0%**
Cost to complete			$ 46,607	$ 37,871		$ 521,050	$ 486,018		$ 350,960	$226,219			$ 918,617	$ 750,108	
Percent build to suit (based on Prologis share)				6.7%			31.4%			32.1%				26.0%	
Weighted average estimated stabilized yield															
Americas			8.5%			7.0%			-				7.4%		
Europe			5.9%			7.4%			7.6%				7.3%		
Asia			6.9%			7.4%			7.1%				7.1%		
Total			7.7%			7.1%			7.2%				7.3%		

Pro forma NOI	$ 169,277
Weighted average estimated cap rate at stabilization	6.0%
Estimated value creation	$ 470,735
Estimated development margin	20.3%
Prologis share of estimated value creation	**$ 408,817**
Prologis share of estimated value creation	86.8%

Prologis © 2014 25

Capital Deployment

Third Party Building Acquisitions

(square feet and dollars in thousands) First Quarter 2014

Q1 2014

Prologis Share Prologis Share of Prologis Share of

Square Feet Acquisition Cost Acquisition Cost Acquisition

of Square Feet

($) Cost (%)

Third Party Building Acquisitions

Americas

Prologis Targeted U.S. Logistics Fund 459 118 $ 27,991 $ 7,223 25.8%

Total Americas 459 118 27,991 7,223 25.8%

Europe

Prologis European Properties Fund II 1,151 366 84,510 26,857 31.8%

Prologis European Logistics Partners 3,096 1,548 258,035 129,018 50.0%

Total Europe 4,247 1,914 342,545 155,875 45.5%

Asia —— — — -

Total Third Party Building Acquisitions 4,706 2,032 $ 370,536 $ 163,098 44.0%

Weighted average stabilized cap rate 7.0%

Prologis © 2014 26

Capital Deployment
Dispositions and Contributions
First Quarter 2014

(square feet and dollars in thousands)

	Q1 2014				
	Square Feet	Prologis Share of Square Feet	Total Proceeds	Prologis Share of Proceeds ($)	Prologis Share of Proceeds (%) (A)
Third Party Building Dispositions					
Americas					
Prologis wholly owned	715	715	$ 35,047	$ 35,047	100.0%
Prologis Targeted U.S. Logistics Fund	20	5	3,088	797	25.8%
Prologis North American Industrial Fund	138	32	6,300	1,453	23.1%
Total Americas	873	752	44,435	37,297	83.9%
Europe					
Prologis European Logistics Partners	594	297	56,925	28,462	50.0%
Total Europe	594	297	56,925	28,462	50.0%
Asia					
Total Asia	-	-	-	-	-
Total Third Party Building Dispositions	1,467	1,049	$ 101,360	$ 65,759	64.9%
Building Contributions to Co-Investment Ventures					
Americas					
Prologis U.S. Logistics Venture (B)	12,797	12,797	$ 1,008,310	$ 453,366	45.0%
Total Americas	12,797	12,797	1,008,310	453,366	45.0%
Europe					
Total Europe	-	-	-	-	-
Asia					
Total Asia	-	-	-	-	-
Total Contributions to Co-Investment Ventures	12,797	12,797	$ 1,008,310	$ 453,366	45.0%
Total Building Dispositions and Contributions	14,264	13,846	$ 1,109,670	$ 519,125	46.8%
Land dispositions			49,162	49,162	100.0%
Other real estate dispositions			-	-	-
Grand Total Dispositions and Contributions			$ 1,158,832	$ 568,287	49.0%
Weighted average stabilized cap rate on building dispositions and contributions				6.2%	

(A) For contributions, this amount reflects net cash proceeds to Prologis (net of units received for partial consideration).
(B) This is a consolidated co-investment venture.

Prologis © 2014 27

Capital Deployment
Land Portfolio – Owned and Managed

(square feet and dollars in thousands)

First Quarter 2014

Land by Market	Acres				Current Book Value			
	Owned and Managed	Prologis Share		Estimated Build Out (sq ft)	Owned and Managed	Prologis Share		% of Total
		Acres	(%)			($)	(%)	
Global markets								
U.S.								
Atlanta	613	613	100.0%	8,649	$ 26,681	$ 26,681	100.0%	1.7%
Baltimore/Washington	39	39	100.0%	400	1,567	1,567	100.0%	0.1%
Central Valley	1,144	1,144	100.0%	20,560	45,128	45,128	100.0%	2.8%
Central & Eastern PA	408	408	100.0%	5,312	50,026	50,026	100.0%	3.1%
Chicago	505	505	100.0%	9,384	32,998	32,998	100.0%	2.1%
Dallas/Ft. Worth	426	426	100.0%	7,583	28,026	28,026	100.0%	1.8%
Houston	70	70	100.0%	1,112	7,941	7,941	100.0%	0.5%
New Jersey/New York City	183	183	100.0%	2,841	78,428	78,428	100.0%	4.9%
South Florida	316	316	100.0%	5,629	151,420	151,420	100.0%	9.5%
Southern California	699	699	100.0%	13,939	132,979	132,979	100.0%	8.4%
Canada	179	179	100.0%	3,435	53,056	53,056	100.0%	3.3%
Mexico	781	781	100.0%	14,471	152,918	152,918	100.0%	9.6%
Brazil	529	206	38.9%	8,578	109,384	42,919	39.2%	2.7%
Americas total	**5,892**	**5,569**	**94.5%**	**101,893**	**870,552**	**804,087**	**92.4%**	**50.5%**
Belgium	27	27	100.0%	526	10,742	10,742	100.0%	0.7%
France	449	449	100.0%	8,012	79,851	79,851	100.0%	5.0%
Germany	51	51	100.0%	1,062	12,003	12,003	100.0%	0.8%
Netherlands	56	56	100.0%	1,538	53,521	53,521	100.0%	3.4%
Poland	665	665	100.0%	12,922	82,339	82,339	100.0%	5.2%
Spain	100	100	100.0%	2,021	17,314	17,314	100.0%	1.1%
United Kingdom	622	622	100.0%	9,086	183,664	183,664	100.0%	11.5%
Europe total	**1,970**	**1,970**	**100.0%**	**35,167**	**439,434**	**439,434**	**100.0%**	**27.7%**
China	106	32	30.2%	3,507	37,065	12,982	35.0%	0.8%
Japan	62	62	100.0%	2,691	81,783	81,783	100.0%	5.1%
Asia total	**168**	**94**	**56.0%**	**6,198**	**118,848**	**94,765**	**79.7%**	**5.9%**
Total global markets	**8,030**	**7,633**	**95.1%**	**143,258**	**1,428,834**	**1,338,286**	**93.7%**	**84.1%**
Regional markets (A)								
Hungary	338	338	100.0%	5,686	40,422	40,422	100.0%	2.6%
Czech Republic	191	191	100.0%	3,201	38,492	38,492	100.0%	2.4%
Italy	107	107	100.0%	2,451	34,040	34,040	100.0%	2.2%
Central Florida	129	129	100.0%	1,901	27,312	27,312	100.0%	1.7%
Slovakia	90	90	100.0%	1,947	16,689	16,689	100.0%	1.1%
Las Vegas	75	75	100.0%	1,281	7,830	7,830	100.0%	0.5%
Memphis	165	165	100.0%	2,804	6,941	6,941	100.0%	0.4%
Denver	49	49	100.0%	836	6,397	6,397	100.0%	0.4%
Columbus	121	121	100.0%	1,954	3,747	3,747	100.0%	0.2%
Phoenix	36	36	100.0%	698	3,125	3,125	100.0%	0.2%
Remaining other regional (4 markets)	97	97	100.0%	1,568	8,478	8,478	100.0%	0.5%
Total regional markets	**1,398**	**1,398**	**100.0%**	**24,327**	**193,473**	**193,473**	**100.0%**	**12.2%**
Total other markets (7 markets)	**684**	**684**	**100.0%**	**11,390**	**59,652**	**59,652**	**100.0%**	**3.7%**
Total land portfolio - owned and managed	**10,112**	**9,715**	**96.1%**	**178,975**	**$ 1,681,959**	**$ 1,591,411**	**94.6%**	**100.0%**
Original Cost Basis					**$ 2,547,745**	**$ 2,469,355**		

(A) Ordered by our share of current book value.

Prologis © 2014 28

Capital Deployment
Land Portfolio – Summary and Roll Forward

(dollars in thousands)

First Quarter 2014

Land Portfolio Summary	Acres: Owned and Managed	Acres: Prologis Share	Acres: % of Total	Current Book Value: Owned and Managed	Current Book Value: Prologis Share	Current Book Value: % of Total
Americas						
U.S.						
Central	1,357	1,357	14.0%	$ 84,651	$ 84,651	5.3%
East	2,103	2,103	21.7%	366,850	366,850	23.2%
Northwest	1,371	1,371	14.1%	60,972	60,972	3.8%
Southwest	810	810	8.3%	143,934	143,934	9.0%
Canada	179	179	1.8%	53,056	53,056	3.3%
Mexico	781	781	8.0%	152,918	152,918	9.6%
Brazil	529	206	2.1%	109,384	42,919	2.7%
Total Americas	**7,130**	**6,807**	**70.0%**	**971,765**	**905,300**	**56.9%**
Europe						
Central	1,374	1,374	14.1%	185,303	185,303	11.7%
Northern	162	162	1.7%	91,174	91,174	5.8%
Southern	656	656	6.8%	131,205	131,205	8.2%
United Kingdom	622	622	6.4%	183,664	183,664	11.5%
Total Europe	**2,814**	**2,814**	**29.0%**	**591,346**	**591,346**	**37.2%**
Asia						
China	106	32	0.3%	37,065	12,982	0.8%
Japan	62	62	0.7%	81,783	81,783	5.1%
Total Asia	**168**	**94**	**1.0%**	**118,848**	**94,765**	**5.9%**
Total land portfolio - owned and managed	**10,112**	**9,715**	**100.0%**	**$ 1,681,959**	**$1,591,411**	**100.0%**
Estimated Build Out (in TEI)				**$ 10,700,000**		

Land Roll Forward - Owned and Managed	Americas	Europe	Asia	Total
As of December 31, 2013	$ 913,708	$ 612,636	$ 58,907	$ 1,585,251
Acquisitions	48,738	16,694	71,484	136,916
Dispositions	(10,330)	(24,045)	(4,414)	(38,789)
Development starts	(7,707)	(20,832)	(6,944)	(35,483)
Infrastructure costs	28,607	5,799	381	34,787
Effect of changes in foreign exchange rates and other	(1,251)	1,094	(566)	(723)
As of March 31, 2014	**$ 971,765**	**$ 591,346**	**$ 118,848**	**$ 1,681,959**

Prologis © 2014 29

Capitalization

Overview

First Quarter 2014

Assets Under Management (in millions)

$ 31,283 $ 51,105 $ 51,105 $ 20,653 $60,000

Investment Capacity $3,160

$50,000 Asia 12.6% Investors’ share of ventures Europe

$40,000 AUM Investment $16,662 25.9%

Management $27,300 $30,000 Prologis share of

Debt ventures $7,478 $10,630

Total Americas Other

Enterprise 61.5% 1%

Direct owned and Yen

$20,000 other Value 5%

$23,805 $31,283 Euro 12% Equity $20,653

$10,000 U.S. Dollar 82% $-

Total Enterprise Value Assets Under Management Total AUM by Division Net Equity

Unencumbered Assets-Prologis Share (in billions)

Other CIP and $0.5

Land $2.7 Operating

Properties $17.4

Secured & Unsecured Debt-Prologis Share

Secured 28% Unsecured 72%

Fixed vs. Floating Debt-Prologis Share

Floating 5% Fixed 95% Debt Metrics (A)

2014 2013 First Quarter Fourth Quarter

Debt as % of gross real estate assets 37.1% 36.8%

Secured debt as % of gross real estate assets 10.7% 11.8%

Unencumbered gross real estate assets to unsecured debt 270.0% 263.7%

Fixed charge coverage ratio 2.85x 2.75x

Fixed charge coverage ratio, including development gains 3.24x 3.55x

Debt/Adjusted EBITDA 7.20x 7.14x

Debt/Adjusted EBITDA, including development gains 6.34x 5.51x

Debt/Adjusted EBITDA (adjusted for development) 6.04x 6.07x

Investment Ratings at March 31, 2014 (B)

Moody’s Baa2 (Outlook Positive)

Standard & Poor’s BBB+ (Outlook Stable)

(A) These calculations are included in the Notes and Definitions section, and are not calculated in accordance with the applicable SEC rules.

(B) A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization.

Prologis © 2014

Capitalization
Debt Summary
First Quarter 2014

(dollars in millions)

Maturity	Prologis – Unsecured – Senior Debt	Exchangeable Debt	Credit Facilities (A)	Other Debt (A)	Secured Mortgage Debt	Total	Consolidated Entities Debt	Total Consolidated Debt	Unconsolidated Entities Debt	Total Debt	Prologis Share $	Prologis Share %	Wtd. Avg. Interest Rate (B)
2014	$9	$ -	$ -	$1	$275	$285	$10	$295	$465	$760	$428	56.3%	4.1%
2015	175	460	-	1	134	770	9	779	853	1,632	1,048	64.2%	4.4%
2016	641	-	-	1	456	1,098	126	1,224	1,485	2,709	1,531	56.5%	5.0%
2017	438	-	-	84	226	748	4	752	678	1,430	909	63.6%	4.6%
2018	667	-	119	1	110	897	74	971	1,267	2,238	1,248	55.8%	4.5%
2019	693	-	-	1	285	979	2	981	584	1,565	1,139	72.8%	4.8%
2020	380	-	-	1	6	387	2	389	940	1,329	620	46.7%	5.3%
2021	500	-	-	-	6	506	2	508	762	1,270	670	52.8%	3.6%
2022	965	-	-	-	7	972	3	975	197	1,172	1,018	86.9%	3.1%
2023	850	-	-	-	7	857	1	858	135	993	878	88.4%	4.2%
Thereafter	965	-	-	10	130	1,105	5	1,110	-	1,110	1,108	99.8%	3.9%
Subtotal	**6,283**	**460**	**119**	**100**	**1,642**	**8,604**	**238**	**8,842**	**7,366**	**16,208**	**10,597**	**65.4%**	
Unamortized net premiums (discounts)	13	(17)	-	-	32	28	1	29	18	47	33	70.2%	
Subtotal	**6,296**	**443**	**119**	**100**	**1,674**	**8,632**	**239**	**8,871**	**7,384**	**16,255**	**$ 10,630**	**65.4%**	**4.3%**
Third party share of debt	-	-	-	-	-	-	(174)	(174)	(5,451)	(5,625)			
Prologis share of debt	**$6,296**	**$443**	**$119**	**$100**	**$1,674**	**$8,632**	**$65**	**$8,697**	**$1,933**	**$10,630**			
Prologis share of debt by local currency													
Dollars	$4,283	$443	$0	$17	$1,645	$6,388	$60	$6,448	$847		$7,295		
Euro	1,915	-	-	83	15	2,013	5	2,018	573		2,591		
GBP	-	-	-	-	-	-	-	-	268		268		
Yen	98	-	119	-	14	231	-	231	231		462		
Other	-	-	-	-	-	-	-	-	14		14		
Prologis share of debt	**$6,296**	**$443**	**$119**	**$100**	**$1,674**	**$8,632**	**$65**	**$8,697**	**$1,933**		**$10,630**		
Weighted average GAAP interest rate (C)	4.3%	3.3%	1.2%	2.3%	5.5%	4.4%	4.7%	4.4%	3.7%		4.3%		
Weighted average remaining maturity in years	6.4	1.0	4.1	4.9	3.5	5.5	4.1	5.5	4.0		5.2		

Near Term Maturities	Prologis Share of Debt	Wtd Avg Interest Rate
Q2 2014	$155	3.6%
Q3 2014	185	4.6%
Q4 2014	88	3.9%
Q1 2015	476	3.4%
Total next 12 months	$904	3.7%

Liquidity	
Aggregate lender commitments	$2,465
Less:	
Borrowings outstanding	119
Outstanding letters of credit	73
Current availability	$2,273
Unrestricted cash	189
Total liquidity	$2,462

(A) The maturity date for the global senior credit facility and senior term loan is reflected at the extended maturity date.
(B) Interest rate is based on the effective rate (which includes the amortization of related premiums and discounts) assuming the net premiums (discounts) associated with the respective debt were included in the maturities by year.
(C) Interest rate is based on the effective rate and weighted based on borrowings outstanding.

Prologis © 2014 31

Capitalization
Debt Covenants and Other Metrics
First Quarter 2014

(dollars in thousands)

Covenants as of March 31, 2014 (A)

	Indenture (B)		Global Line	
	Covenant	Actual	Covenant	Actual
Leverage ratio	<60%	32.2%	<60%	32.0%
Fixed charge coverage ratio	>1.5x	3.46x	>1.5x	3.22x
Secured debt leverage ratio	<40%	6.8%	< 35%	7.0%
Unencumbered asset to unsecured debt ratio	>150%	262.5%	N/A	N/A
Unencumbered debt service coverage ratio	N/A	N/A	>150%	453.0%

Encumbrances as of March 31, 2014

	Unencumbered	Encumbered	Total
Consolidated operating properties	$ 13,423,882	$ 4,524,591	$ 17,948,473
Consolidated development portfolio and land	2,559,936	36,022	2,595,958
Consolidated other investments in real estate	477,960	208,102	686,062
Total consolidated	16,461,778	4,768,715	21,230,493
Less: third party share of investments in real estate	569,363	337,375	906,738
Total consolidated - Prologis share	15,892,415	4,431,340	20,323,755
Unconsolidated operating properties - Prologis' share	4,579,482	2,730,156	7,309,638
Unconsolidated development portfolio and land - Prologis' share	107,982	4,720	112,702
Gross real estate assets - Prologis share	**$ 20,579,879**	**$ 7,166,216**	**$ 27,746,095**

Secured and Unsecured Debt as of March 31, 2014

	Unsecured Debt	Secured Mortgage Debt	Total
Prologis debt	$ 6,962,721	$ 1,641,956	$ 8,604,677
Consolidated entities debt	-	237,586	237,586
Our share of unconsolidated entities debt	659,634	1,268,058	1,927,692
Total debt - at par	7,622,355	3,147,600	10,769,955
Less: third party share of consolidated debt	-	(173,166)	(173,166)
Total Prologis share of debt - at par	7,622,355	2,974,434	10,596,789
Premium (discount) - consolidated	(4,722)	33,094	28,372
Less: third party share of consolidated debt discount (premium)	-	(349)	(349)
Our share of premium (discount) - unconsolidated	-	5,302	5,302
Total Prologis share of debt, net of premium (discount)	**$ 7,617,633**	**$ 3,012,481**	**$ 10,630,114**

(A) These calculations are made in accordance with the respective debt agreements, may be different than other covenants or metrics presented and are not calculated in accordance with the applicable SEC rules. Please refer to the respective agreements for full financial covenant descriptions and calculation methods.

(B) These covenants are calculated in accordance with the Indenture dated June 8, 2011 and its supplemental indentures, including the Fifth Supplemental Indenture dated August 15, 2013.

Prologis © 2014

32

Net Asset Value

Components

First Quarter 2014

(in thousands, except for percentages and per square foot)

Operating

	Square Feet	Gross Book Value	GBV per Sq Ft	First Quarter Adjusted Cash NOI (Actual)	First Quarter Adjusted Cash NOI (Pro Forma)	Annualized Adjusted Cash NOI	Percent Occupied
CONSOLIDATED OPERATING PORTFOLIO (Prologis Share)							
Properties generating net operating income							
Americas	230,755	$ 14,982,951	$ 65	$ 235,464	$ 235,464	$ 941,856	97.1%
Europe	9,031	585,338	65	11,319	11,319	45,276	92.8%
Asia	6,810	771,807	113	10,720	10,720	42,880	98.0%
Pro forma adjustment for mid-quarter acquisitions/development completions					1,729	6,916	
Sub-total	246,596	16,340,096	66	257,503	259,232	1,036,928	96.9%
Properties generating net operating loss							
Americas	7,065	433,661	61	(2,715)			44.5%
Europe	1,839	139,530	76	(1,505)			27.8%
Asia	691	105,700	153	(393)			7.6%
Sub-total	9,595	678,891	71	(4,613)			38.6%
Prologis share of consolidated operating portfolio	**256,191**	**$ 17,018,987**	**$ 66**	**$ 252,890**	**$ 259,232**	**$ 1,036,928**	**94.8%**
UNCONSOLIDATED OPERATING PORTFOLIO (Prologis Share)							
Prologis interest in unconsolidated operating portfolio							
Americas	25,669	$ 1,970,179	$ 77	$ 27,735	$ 27,735	$ 110,940	94.2%
Europe	53,555	4,721,512	88	78,711	78,711	314,844	92.9%
Asia	3,520	569,357	162	8,031	8,031	32,124	98.5%
Pro forma adjustment for mid-quarter acquisitions/development completions					381	1,524	
Prologis share of unconsolidated operating portfolio	**82,744**	**$ 7,261,048**	**$ 88**	**$ 114,477**	**$ 114,858**	**$ 459,432**	**93.6%**
Total operating portfolio	**338,935**	**$24,280,035**	**$ 72**	**$ 367,367**	**$ 374,090**	**$ 1,496,360**	**94.5%**

Development

	Square Feet	Investment Balance	TEI	TEI per Sq Ft	Annualized Pro Forma NOI	Percent Occupied
CONSOLIDATED (Prologis Share)						
Prestabilized						
Americas	3,562	$ 164,861	$ 189,848	$ 53	$ 13,792	22.9%
Europe	238	12,460	15,167	64	1,296	0.0%
Asia	1,489	162,714	173,159	116	11,896	0.0%
						15.4%
Properties under development						
Americas	9,719	433,104	748,452	77	50,282	
Europe	3,464	168,733	377,961	109	27,919	
Asia	2,203	109,844	303,068	138	19,491	
Prologis share of consolidated development portfolio	**20,675**	**$ 1,051,716**	**$1,807,655**	**$ 87**	**$ 124,676**	
UNCONSOLIDATED (Prologis Share)						
Prologis interest in unconsolidated development portfolio						
Americas	562	$ 35,308	$ 54,654	$ 97	$ 5,653	
Europe	226	13,782	21,793	96	1,350	
Asia	704	16,443	41,845	59	3,330	
Prologis share of unconsolidated development portfolio	**1,492**	**$ 65,533**	**$ 118,292**	**$ 79**	**$ 10,333**	
Total development portfolio	**22,167**	**$ 1,117,249**	**$1,925,947**	**$ 87**	**$ 135,009**	
Prologis share of estimated value creation (see Capital Deployment - Development Portfolio)		408,817				
Total development portfolio, including estimated value creation		**$ 1,526,066**				

Prologis © 2014

33

Net Asset Value

Components—Continued

(in thousands) First Quarter 2014

Balance Sheet and Other Items

As of March 31, 2014

CONSOLIDATED

Other assets

Cash and cash equivalents $ 188,886

Restricted cash 9,750

Deposits, prepaid assets and other tangible assets 662,376

Other real estate investments 494,359

Prologis’ share of value added operating properties 97,278

Accounts receivable 114,880

Notes receivable backed by real estate and other assets 191,703

Prologis receivable from unconsolidated co-investment ventures 122,545

Investments in and advances to other unconsolidated joint ventures 174,742

Less: third party share of other assets (168,310)

Total other assets—Prologis share $ 1,888,209

Other liabilities

Accounts payable and other current liabilities 572,754

Deferred income taxes 182,932

Value added tax and other tax liabilities 40,359

Tenant security deposits 193,322

Other liabilities 301,903

Less: third party share of other liabilities (15,093)

Total liabilities and noncontrolling interests—Prologis share $ 1,276,177

UNCONSOLIDATED

Prologis share of net assets (liabilities) $ 88,376

Land

Investment Balance

Our share of original land basis $ 2,469,355

Current book value of land $ 1,544,242

Less: third party share of the current book value of land —

Prologis share of book value of land in unconsolidated entities 47,169

Total $ 1,591,411

Investment Management / Development Management

First Quarter Annualized

Investment management

Investment management income $45,310 $181,240

Investment management expenses (24,163) (96,652)

Investment management income, net of expenses, from consolidated Co-Investment Ventures 2,734 10,936

Investment management NOI $ 23,881 $ 95,524

Promotes earned in last 12 months, net of expenses $ 15,093

Development management income $1,132 $ 4,528

Debt (at par) and Preferred Stock

As of March 31, 2014

Prologis debt $ 8,604,677

Consolidated entities debt 237,586

Less: third party share of consolidated debt (173,166)

Prologis share of unconsolidated debt 1,927,692

Subtotal debt 10,596,789

Preferred stock 100,000

Total debt and preferred stock $10,696,789

Outstanding shares of common stock 499,651

Prologis © 2014 34

First Quarter 2014

Notes and Definitions

Notes and Definitions

First Quarter 2014

Please refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q and other public reports for further information about us and our business. Certain amounts from previous periods presented in the Supplemental Information have been reclassified to conform to the current presentation.

Acquisition cost, as presented for building acquisitions, represents the economic cost and not necessarily what is capitalized. It includes the initial purchase price; the effects of marking assumed debt to market; if applicable, all due diligence and lease intangibles; and estimated acquisition capital expenditures including leasing costs to achieve stabilization.

Adjusted EBITDA. We use Adjusted EBITDA to measure both our operating performance and liquidity. We calculate Adjusted EBITDA beginning with consolidated net earnings (loss) and removing the effect of interest, income taxes, depreciation and amortization, impairment charges, third party acquisition expenses related to the acquisition of real estate, gains or losses from the acquisition or disposition of investments in real estate, gains or losses on early extinguishment of debt and derivative contracts (including cash charges), similar adjustments we make to our FFO measures (see definition below), and other non-cash charges or gains (such as stock based compensation amortization and unrealized gains or losses on foreign currency and derivative activity and related amortization). We make adjustments to reflect our economic ownership in each entity, whether consolidated or unconsolidated.

We consider Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from operations on an unleveraged basis before the effects of income tax, non-cash depreciation and amortization expense and other items (including stock-based compensation amortization and certain unrealized gains and losses), gains or losses from the acquisition or disposition of investments in real estate, items that affect comparability, and other significant non-cash items. We also include a pro forma adjustment in Adjusted EBITDA to reflect a full period of NOI on the operating properties we acquire, stabilize or dispose of during the quarter assuming the transaction occurred at the beginning of the quarter. By excluding interest expense, Adjusted EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance to that of other companies, both in the real estate industry and in other industries. Gains and losses on the early extinguishment of debt generally include the costs of repurchasing debt securities. While not infrequent or unusual in nature, these items result from market fluctuations that can have inconsistent effects on our results of operations. The economics underlying these items reflect market and financing conditions in the short-term but can obscure our performance and the value of our long-term investment decisions and strategies.

We believe that Adjusted EBITDA helps investors to analyze our ability to meet interest payment obligations and to make quarterly preferred share dividends. We believe that investors should consider Adjusted EBITDA in conjunction with net earnings (the primary measure of our performance) and the other required Generally Accepted Accounting Principles (“GAAP”) measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of our performance against other companies. By using Adjusted EBITDA, an investor is assessing the earnings generated by our operations but not taking into account the eliminated expenses or gains incurred in connection with such operations. As a result, Adjusted EBITDA has limitations as an analytical tool and should be used in conjunction with our required GAAP presentations. Adjusted EBITDA does not reflect our historical cash expenditures or future cash requirements for working capital, capital expenditures, distribution requirements or contractual commitments. Adjusted EBITDA, also does not reflect the cash required to make interest and principal payments on our outstanding debt.

While EBITDA is a relevant and widely used measure of operating performance, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, our computation of Adjusted EBITDA may not be comparable to EBITDA reported by other companies. We compensate for the limitations of Adjusted EBITDA by providing investors with financial statements prepared according to GAAP, along with this detailed discussion of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to consolidated net earnings (loss), a GAAP measurement.

Adjusted Cash NOI (Actual). A reconciliation of our rental income and rental expenses included in our Statement of Operations to adjusted cash NOI for the consolidated operating portfolio for purposes of the Net Asset Value calculation is as follows (in thousands):

Rental income $ 388,240

Rental expenses (110,517)

NOI 277,723

Net termination fees and adjustments (a) (906)

Less: actual NOI for development portfolio and other (15,907)

Less: properties contributed or sold (b) (586)

Less: third party share of NOI (15,157)

Adjusted NOI for consolidated operating portfolio owned at March 31, 2014 245,167

Straight-lined rents (c) (12,180)

Free rent (c) 12,916

Amortization of lease intangibles (c) 7,601

Less: third party share (614)

First Quarter Adjusted Cash NOI (Actual) $ 252,890

(a) Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized. Removing the net termination fees from rental income allows for the calculation of Adjusted Cash NOI (Pro forma) to include only rental income that is indicative of the property’s recurring operating performance.

(b) The actual NOI for properties that were contributed or sold during the three-month period is removed.

(c) Straight-lined rents, free rent amount, and amortization of lease intangibles (above and below market leases) are removed from rental income for the Operating Portfolio to allow for the calculation of a cash yield.

Adjusted Cash NOI (Pro forma) consists of Adjusted Cash NOI (Actual) for the properties generating net operating income in our Operating Portfolio adjusted to reflect NOI for a full quarter for operating properties that were acquired or stabilized during the quarter. Adjusted Cash NOI (Pro forma) for the properties in our Development Portfolio is based on current Total Expected Investment and an estimated stabilized yield.

Assets Under Management (“AUM”) represents the estimated value of the real estate we own or manage through both our consolidated and unconsolidated entities. We calculate AUM by adding the third party investors’ share of the estimated fair value of the assets in the co-investment ventures to our share of total market capitalization (calculated using the market price of our equity plus our share of total debt).

Prologis © 2014 36

Notes and Definitions
(continued)

First Quarter 2014

Calculation of Per Share Amounts is as follows *(in thousands, except per share amounts)*:

	Three Months Ended March 31,	
	2014	**2013**
Net earnings		
Net earnings	$ 4,666	$ 265,416
Noncontrolling interest attributable to exchangeable partnership units	17	1,182
Interest expense on exchangeable debt assumed converted	-	4,235
Adjusted net earnings - Diluted	**$ 4,683**	**$ 270,833**
Weighted average common shares outstanding - Basic	498,696	461,468
Incremental weighted average effect on exchange of limited partnership units	1,767	3,039
Incremental weighted average effect of stock awards	3,910	2,566
Incremental weighted average effect on exchangeable debt assumed converted	-	11,879
Weighted average common shares outstanding - Diluted	**504,373**	**478,952**
Net earnings per share - Basic	**$ 0.01**	**$ 0.58**
Net earnings per share - Diluted	**$ 0.01**	**$ 0.57**
Core FFO		
Core FFO	$ 217,555	$ 187,937
Noncontrolling interest attributable to exchangeable limited partnership units	207	489
Interest expense on exchangeable debt assumed converted	4,246	4,235
Core FFO - Diluted	**$ 222,008**	**$ 192,661**
Weighted average common shares outstanding - Basic	498,696	461,468
Incremental weighted average effect on exchange of limited partnership units	3,715	3,039
Incremental weighted average effect of stock awards	3,910	2,566
Incremental weighted average effect on exchangeable debt assumed converted	11,879	11,879
Weighted average common shares outstanding - Diluted	**518,200**	**478,952**
Core FFO per share - Diluted	**$ 0.43**	**$ 0.40**

Debt Metrics. See below for the detailed calculations for the respective period (*dollars in thousands*):

	Three Months Ended Mar. 31	Dec. 31
	2014	**2013**
Debt as a % of gross real estate assets:		
Total Prologis share of debt - at par	$ 10,596,789	$ 11,072,140
Less: consolidated cash and cash equivalents - Prologis share	(173,461)	(491,129)
Less: unconsolidated entities cash - Prologis share	(120,272)	(145,186)
Total Prologis share of debt, net of adjustments	**$ 10,303,056**	**$ 10,435,825**
Gross real estate assets - Prologis share	**$ 27,746,095**	**$ 28,341,814**
Debt as a % of gross real estate assets	**37.1%**	**36.8%**
Secured debt as a % of gross real estate assets:		
Prologis share of secured debt - at par	$ 2,974,434	$ 3,336,445
Gross real estate assets - Prologis share	$ 27,746,095	$ 28,341,814
Secured debt as a % of gross real estate assets	**10.7%**	**11.8%**
Unencumbered gross real estate assets to unsecured debt:		
Unencumbered gross real estate assets - Prologis share	$ 20,579,879	$ 20,396,363
Prologis share of unsecured debt - at par	$ 7,622,355	$ 7,735,695
Unencumbered gross real estate assets to unsecured debt	**270.0%**	**263.7%**

Fixed Charge Coverage ratio:		
Adjusted EBITDA	$ 354,093	$ 366,664
Pro forma adjustment for mid-quarter activity and NOI from disposed properties	(492)	4,490
Adjusted EBITDA, including NOI from disposed properties	$ 353,601	$ 371,154
Adjusted EBITDA, including NOI from disposed properties, annualized (a)	$ **1,429,497**	$ **1,479,337**
Add: Prologis share of gains on dispositions of development properties for the twelve months ended	194,865	432,295
Adjusted EBITDA, including NOI from disposed properties and gains on dispositions, annualized	$ **1,624,362**	$ **1,911,632**
Interest expense	$ 85,523	$ 87,832
Amortization and write-off of deferred loan costs	(3,467)	(3,908)
Amortization of debt premium (discount), net	5,835	8,501
Capitalized interest	14,573	17,849
Preferred stock dividends	2,135	2,135
Third party share of fixed charges from consolidated entities	(2,354)	-
Our share of fixed charges from unconsolidated entities	22,930	22,233
Total fixed charges	$ 125,175	$ 134,642
Total fixed charges, annualized	$ **500,700**	$ **538,568**
Fixed charge coverage ratio	**2.85x**	**2.75x**
Fixed charge coverage ratio, including development gains	**3.24x**	**3.55x**
Debt to Adjusted EBITDA:		
Total Prologis share of debt, net of adjustments	$ **10,303,056**	$ **10,435,825**
Adjusted EBITDA-annualized (a)	$ **1,431,465**	$ **1,461,377**
Add: Prologis share of gains on dispositions of development properties for the twelve months ended	194,865	432,295
Adjusted EBITDA-annualized (a), including gains on dispositions	$ **1,626,330**	$ **1,893,672**
Debt to Adjusted EBITDA ratio	**7.20x**	**7.14x**
Debt to Adjusted EBITDA ratio, including development gains	**6.34x**	**5.51x**
Debt to Adjusted EBITDA (adjusted for development):		
Total Prologis share of debt, net of adjustments	$ 10,303,056	$ 10,435,825
Add: costs to complete - Prologis share	750,108	857,688
Less: current book value of land - Prologis share	(1,591,411)	(1,542,362)
	$ **9,461,753**	$ **9,751,151**
Adjusted EBITDA-annualized (a)	$ 1,431,465	$ 1,461,377
Add: annualized proforma NOI - Prologis share	135,009	146,049
	1,566,474	**1,607,426**
Debt to Adjusted EBITDA (adjusted for development) ratio	**6.04x**	**6.07x**

(a) Actual promote revenue and related expenses for the quarter, if any, are removed from the EBITDA amount for the quarter before annualizing, then the actual promote revenue and related expenses for the previous twelve months are added to the annualized number. For the three months ended March 31, 2014 and December 31, 2013, actual promote revenue, net of related expenses, for the previous twelve months was $15.1 million.

Development Margin is calculated on developed properties as the estimated value at Stabilization minus estimated total investment, before closing costs, the impact of any deferred rents, taxes or third party promotes net of deferred amounts on contributions, divided by the estimated total investment.

Prologis © 2014 37

Notes and Definitions

(continued)

First Quarter 2014

Development Portfolio includes industrial properties that are under development and properties that are developed but have not met Stabilization.

Discontinued Operations. In April 2014, the FASB issued a standard updating the accounting and disclosure regarding discontinued operations. Early adoption on a prospective basis is allowed, therefore, we have adopted this standard as of January 1, 2014. As a result, none of our property dispositions in 2014 met the criteria to be classified as discontinued operations. The operations of the properties that were disposed of to third parties during 2013 that met the criteria for discontinued operations, including the aggregate net gains or losses recognized upon their disposition, are presented as discontinued operations in our Consolidated Statements of Operations. The income attributable to these properties was as follows (in thousands):

Three Months Ended

March 31,

2014 2013

Rental income $ — $ 623

Rental expenses — (174)

Depreciation and amortization — (164)

Interest expense — (38)

Income attributable to disposed properties and assets held for sale $ — $ 247

Estimated Build Out (TEI and sq ft)- represents the estimated TEI and finished square feet available for rent upon completion of an industrial building on existing parcels of land.

FFO, as defined by Prologis; Core FFO; Core AFFO (collectively referred to as “FFO”). FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (“NAREIT”) has published a definition of FFO, modifications to the

NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.

FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.

NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales, along with impairment charges, of previously depreciated properties. We agree that these NAREIT adjustments are useful to investors for the following reasons: (i) historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time.

NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii) REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales, along with impairment charges, of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses (including impairment charges) from dispositions of land and development properties, as well as our proportionate share of the gains and losses (including impairment charges) from dispositions of development properties recognized by our unconsolidated entities, in our definition of FFO.

Our FFO Measures

At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that stockholders, potential investors and financial analysts understand the measures management uses.

We use these FFO measures, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating FFO, as defined by Prologis, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations in inconsistent and unpredictable directions that are not relevant to our long-term outlook.

We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

FFO, as defined by Prologis

To arrive at FFO, as defined by Prologis, we adjust the NAREIT defined FFO measure to exclude: (i) deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries; (ii) current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure; (iii) foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated entities; (iv) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated entities; and (v) mark-to-market adjustments and related amortization of debt discounts associated with derivative financial instruments.

We calculate FFO, as defined by Prologis for our unconsolidated entities on the same basis as we calculate our FFO, as defined by Prologis.

Prologis © 2014

Notes and Definitions (continued)

First Quarter 2014 We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy. Core FFO In addition to FFO, as defined by Prologis, we also use Core FFO. To arrive at Core FFO, we adjust FFO, as defined by Prologis, to exclude the following recurring and non-recurring items that we recognized directly or our share of these items recognized by our unconsolidated entities to the extent they are included in FFO, as defined by Prologis:

(i) gains or losses from acquisition, contribution or sale of land or development properties; (ii) income tax expense related to the sale of investments in real estate and third-party acquisition costs related to the acquisition of real estate; (iii) impairment charges recognized related to our investments in real estate generally as a result of our change in intent to contribute or sell these properties; (iv) gains or losses from the early extinguishment of debt; (v) merger, acquisition and other integration expenses; and (vi) expenses related to natural disasters. We believe it is appropriate to further adjust our FFO, as defined by Prologis for certain recurring items as they were driven by transactional activity and factors relating to the financial and real estate markets, rather than factors specific to the on-going operating performance of our properties or investments. The impairment charges we have recognized were primarily based on valuations of real estate, which had declined due to market conditions, that we no longer expected to hold for long-term investment. Over the last few years, we made it a priority to strengthen our financial position by reducing our debt, our investment in certain low yielding assets and our exposure to foreign currency exchange fluctuations. As a result, we changed our intent to sell or contribute certain of our real estate properties and recorded impairment charges when we did not expect to recover the costs of our investment. Also, we have purchased portions of our debt securities when we believed it was advantageous to do so, which was based on market conditions, and in an effort to lower our borrowing costs and extend our debt maturities. As a result, we have recognized net gains or losses on the early extinguishment of certain debt due to the financial market conditions at that time. In addition, we and our co-investment ventures make acquisitions of real estate and we believe the costs associated with these transactions are transaction based and not part of our core operations. We analyze our operating performance primarily by the rental income of our real estate and the revenue driven by our investment management business, net of operating, administrative and financing expenses. This income stream is not directly impacted by fluctuations in the market value of our investments in real estate or debt securities. As a result, although these items have had a material impact on our operations and are reflected in our financial statements, the removal of the effects of these items allows us to better understand the core operating performance of our properties over the long-term.

We use Core FFO, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) provide guidance to the financial markets to understand our expected operating performance; (v) assess our operating performance as compared to similar real estate companies and the industry in general; and (vi) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of items that we do not expect to affect the underlying long-term performance of the properties we own. As noted above, we believe the long-term performance of our properties is principally driven by rental income. We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy. Core AFFO To arrive at Core AFFO, we adjust Core FFO to further exclude our share of; (i) straight-line rents; (ii) amortization of above- and below-market lease intangibles; (iii) recurring capital expenditures; (iv) amortization of management contracts; (v) amortization of debt premiums and discounts, net of amounts capitalized, and; (vi) stock compensation expense. We believe Core AFFO provides a meaningful indicator of our ability to fund cash needs, including cash distributions to our stockholders. Limitations on Use of our FFO Measures While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, these are only a few of the many measures we use when analyzing our business. Some of these limitations are: The current income tax expenses and acquisition costs that are excluded from our defined FFO measures represent the taxes and transaction costs that are payable. Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO. Gains or losses from property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions. The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement. The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements. The gains and losses on extinguishment of debt that we exclude from our Core FFO, may provide a benefit or cost to us as we may be settling our debt at less or more than our future obligation. The merger, acquisition and other integration expenses and the natural disaster expenses that we exclude from Core FFO are costs that we have incurred. We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. This information should be read with our complete consolidated financial statements prepared under GAAP. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. Fixed Charge Coverage is defined as Adjusted EBITDA divided by total fixed charges. Fixed charges consist of net interest expense adjusted for amortization of finance costs and debt discount (premium), capitalized interest, and preferred stock dividends. We use fixed charge

Prologis © 2014 39

Notes and Definitions

(continued)

First Quarter 2014

coverage to measure our liquidity. We believe that fixed charge coverage is relevant and useful to investors because it allows fixed income investors to measure our ability to make interest payments on outstanding debt and make distributions/dividends to preferred unitholders/stockholders. Our computation of fixed charge coverage is not calculated in accordance with applicable SEC rules and may not be comparable to fixed charge coverage reported by other companies.

General and Administrative Expenses (“G&A”) were as follows (in thousands):

Three Months Ended

March 31,

2014 2013

Gross overhead $ 117,249 $ 106,745

Less: rental expenses (8,123) (9,466)

Less: investment management expenses (24,163) (19,909)

Capitalized amounts (21,760) (21,173)

G&A $ 63,203 $ 56,197

We capitalize certain costs directly related to our development and leasing activities. Capitalized G&A expenses include salaries and related costs as well as other G&A costs. The capitalized costs were as follows (in thousands):

Three Months Ended

March 31,

2014 2013

Development activities $ 16,861 $ 15,190

Leasing activities 4,718 5,485

Costs related to internally developed software 181 498

Total capitalized G&A $ 21,760 $ 21,173

G&A as a percent of Assets Under Management (in thousands):

Net G&A—midpoint of 2014 guidance range (a) $ 238,000

Add: Investment management expenses- midpoint of 2014 guidance range (a) 97,500

Adjusted G&A, using 2014 guidance (a) $ 335,500

Carrying value at period end:

Operating properties $ 42,222,132

Development portfolio—TEI 2,321,476

Land portfolio 1,681,959

Other real estate investments 494,359

Total Assets Under Management $ 46,719,926

G&A as % of Assets Under Management 0.72%

G&A as a percent of Assets Under Management – Prologis Share (in thousands):

Net G&A—midpoint of 2014 guidance range (a) $ 238,000

Less: investment management income-midpoint of 2014 guidance range (a) (205,000)

Add: investment management expenses- midpoint of 2014 guidance range (a) 97,500

Adjusted G&A, using 2014 guidance (a) $ 130,500

Carrying value at period end:

Operating properties—Prologis share $ 24,377,313

Development portfolio—Prologis share of TEI 1,925,947

Land portfolio—Prologis share 1,591,411

Other real estate investments 494,359

Total Assets Under Management—Prologis share $ 28,389,030

G&A as % of Assets Under Management—Prologis share 0.46%

(a)	These amounts represent the midpoint of the 2014 guidance provided in this Supplemental

Package.

Global Markets comprise approximately 30 of the largest markets tied to global trade. These markets feature large population centers with high per-capita consumption and are located near major seaports, airports, and ground transportation systems.

Interest Expense consisted of the following (in thousands):

Three Months Ended

March 31,

2014 2013

Gross interest expense $ 102,464 $ 136,199

Amortization of discount (premium), net (5,835) (10,715)

Amortization of deferred loan costs 3,467 3,288

Interest expense before capitalization 100,096 128,772

Capitalized amounts (14,573) (13,744)

Net interest expense $ 85,523 $ 115,028

Investment Capacity is our estimate of the gross real estate, which could be acquired by our co-investment ventures through the use of existing equity commitments from us and our partners plus up to the ventures maximum leverage limits.

Investment Management NOI represents investment management income less investment management expenses.

Net Asset Value (“NAV”). We consider NAV to be a useful supplemental measure of our operating performance because it enables both management and investors to estimate the fair value of our business. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be calculated using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our NAV but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

The components of NAV do not consider the potential changes in rental and fee income streams or the franchise value associated with our global operating platform, investment management platform, or development platform.

Prologis © 2014 40

Notes and Definitions
(continued)
First Quarter 2014

Net Effective Rent Change (GAAP) represents the change on operating portfolio properties in net effective rental rates (average rate over the lease term) on new and renewed leases signed during the period as compared with the previous effective rental rates in that same space.

Net Operating Income ("NOI") represents rental income less rental expenses.

Noncontrolling Interest. The following table includes information for each entity we consolidate and in which we own less than 100% *(dollars in thousands)*:

	Ownership Percentage	Noncontrolling Interest	Real Estate	Debt
Mexico Fondo Logistico	20.0%	224,723	458,859	190,716
Brazil Fund	50.0%	74,137	-	-
Prologis U.S. Logistics Venture	55.0%	443,846	999,134	-
Other consolidated entities	various	131,870	1,099,190	47,432
Limited partners in the Operating Partnership		47,632	-	-
Noncontrolling interests		**$ 922,208**	**$ 2,557,183**	**$ 238,148**

Operating Portfolio includes stabilized industrial properties in our owned and managed portfolio. A developed property moves into the Operating Portfolio when it meets Stabilization.

Pro-Rata Balance Sheet and Operating Information. The consolidated amounts shown are derived from and prepared on a consistent basis with our consolidated financial statements and are adjusted to remove the amounts attributable to non-controlling interests. The Prologis share of unconsolidated co-investment ventures column was derived on an entity-by-entity basis by applying our ownership percentage to each line item to calculate our share of that line item. For purposes of balance sheet data, we used our ownership percentage at the end of the period and for operating information, we used our average ownership percentage for the period, consistent with how we calculate our share of net earnings (loss) during the period. We used a similar calculation to derive the noncontrolling interests' share of each line item. In order to present the total owned and managed portfolio, we added our investors' share of each line item in the unconsolidated co-investment ventures and the noncontrolling interests share of each line item to the Prologis Total Share.

Prologis Share represents our proportionate economic ownership of each entity included in our total owned and managed portfolio.

Regional Markets benefit from large population centers but typically are not as tied to the global supply chain, but rather serve local consumption and are often less supply constrained.

Rental Income included the following (*in thousands*):

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013
Rental income	$ 295,506	$ 348,917
Amortization of lease intangibles	(7,694)	(9,919)
Rental expense recoveries	87,362	99,113
Straight-lined rents	13,066	16,678
	$ 388,240	$ 454,789

Same Store. We evaluate the operating performance of the operating properties we own and manage using a "Same Store" analysis because the population of properties in this analysis is consistent from period to period, thereby eliminating the effects of changes in the composition of the portfolio on performance measures. We include the properties included in our owned and managed portfolio that were in operation at January 1, 2013 and throughout the full periods in both 2013 and 2014. We have removed all properties that were disposed of to a third party from the population for both periods. We believe the factors that impact rental income, rental expenses and NOI in the Same Store portfolio are generally the same as for the total operating portfolio. In order to derive an appropriate measure of period-to-period operating performance, we remove the effects of foreign currency exchange rate movements by using the current exchange rate to translate from local currency into U.S. dollars, for both periods.

Our same store measures are non-GAAP measures that are commonly used in the real estate industry and are calculated beginning with rental income and rental expenses from the financial statements prepared in accordance with GAAP. It is also common in the real estate industry and expected from the analyst and investor community that these numbers be further adjusted to remove certain non-cash items included in the financial statements prepared in accordance with GAAP to reflect a cash same store number. In order to clearly label these metrics, we call one Same Store NOI- GAAP and one Same Store NOI-Adjusted Cash. As these are non-GAAP measures they have certain limitations as an analytical tool and may vary among real estate companies. As a result, we provide a reconciliation from our financial statements prepared in accordance with GAAP to Same Store NOI-GAAP and then to Same Store NOI-Adjusted Cash with explanations of how these metrics are calculated and adjusted.

The following is a reconciliation of our consolidated rental income, rental expenses and NOI, as included in the Consolidated Statements of Operations, to the respective amounts in our Same Store portfolio analysis *(dollars in thousands)*:

	Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	Change (%)
Rental Income:			
Per the Consolidated Statements of Operations	$ 388,240	$ 454,789	
Properties not included and other adjustments (a)	(32,814)	(17,673)	
Unconsolidated Co-Investment Ventures	449,816	355,878	
Same Store - Rental Income	**805,242**	**792,994**	**1.5%**
Rental Expense:			
Per the Consolidated Statements of Operations	110,517	133,919	
Properties not included and other adjustments (b)	(1,073)	(6,113)	
Unconsolidated Co-Investment Ventures	109,219	95,592	
Same Store - Rental Expense	**218,663**	**223,398**	**-2.1%**
NOI-GAAP:			
Per the Consolidated Statements of Operations	277,723	320,870	
Properties not included and other adjustments	(31,741)	(11,560)	
Unconsolidated Co-Investment Ventures	340,597	260,286	
Same Store - NOI - GAAP	**586,579**	**569,596**	**3.0%**
NOI-Adjusted Cash:			
Same store- NOI - GAAP	586,579	569,596	
Adjustments (c)	(5,405)	(11,299)	
Same Store - NOI- Adjusted Cash	**581,174**	**558,297**	**4.1%**

(a) *To calculate Same Store rental income, we exclude the net termination and renegotiation fees to allow us to evaluate the growth or decline in each property's rental income without regard to items that are not indicative of the property's recurring operating performance.*

(b) *To calculate Same Store rental expense, we include an allocation of the property management expenses for our consolidated properties based on the property management fee that is provided for in the individual management agreements under which our wholly*

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Notes and Definitions

(continued)

First Quarter 2014

owned management companies provide property management services (generally the fee is based on a percentage of revenue). On consolidation, the management fee income and expenses are eliminated and the actual cost of providing property management services is recognized.

(c) In order to derive Same Store- NOI—Adjusted Cash, we adjust Same Store- NOI- GAAP to exclude non-cash items included in our rental income in our GAAP financial statements, including straight line rent adjustments and adjustments related to purchase accounts to reflect leases at fair value at the time of acquisition.

Same Store Average Occupancy represents the average occupied percentage of the Same Store portfolio for the period.

Stabilization is defined when a property that was developed has been completed for one year or is 90% occupied. Upon stabilization, a property is moved into our Operating Portfolio.

Tenant Retention is the square footage of all leases rented by existing tenants divided by the square footage of all expiring and rented leases during the reporting period, excluding the square footage of tenants that default or buy-out prior to expiration of their lease, short-term tenants and the square footage of month-to-month leases.

Total Expected Investment (“TEI”) represents total estimated cost of development or expansion, including land, development and leasing costs. TEI is based on current projections and is subject to change. Non-U.S. dollar investments are translated to U.S. dollars using the exchange rate at period end or the date of development start for purposes of calculating development starts in any period.

Turnover Costs represent the costs incurred in connection with the signing of a lease, including leasing commissions and tenant improvements. Tenant improvements include costs to prepare a space for a new tenant and for a lease renewal with the same tenant. It excludes costs to prepare a space that is being leased for the first time (i.e. in a new development property).

Value-Added Acquisitions are properties we acquire for which we believe the discount in pricing attributed to the operating challenges could provide greater returns post-stabilization than the returns of stabilized properties that are not Value-Added Acquisitions. Value Added Acquisitions must have one or more of the following characteristics: (i) existing vacancy in excess of 20%; (ii) short term lease roll-over, typically during the first two years of ownership; (iii) significant capital improvement requirements in excess of 10% of the purchase price and must be invested within the first two years of ownership.

Value-Added Conversions represent the repurposing of industrial properties to a higher and better use, including office, residential, retail, research and development, data center, self storage or manufacturing with the intent to ultimately sell the property once repositioned. Activities required to prepare the property for conversion to a higher and better use may include such activities as re-zoning, re-designing, re-constructing, and re-tenanting. The economic gain on sales of value added conversions represents the amount by which the sales proceeds exceed our original cost in dollars and percentages.

Value Creation represents the value that we will create through our development and leasing activities. We calculate value creation by estimating the NOI that the property will generate at Stabilization and applying an estimated stabilized capitalization rate applicable to that property. The value creation is calculated as the amount by which the estimated value exceeds our total expected investment and does not include any fees or promotes we may earn.

Weighted Average Estimated Stabilized Yield is calculated as NOI assuming stabilized occupancy divided by Acquisition Cost or TEI, as applicable.

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